                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

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Filed by a Party other than the Registrant / /

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/ /  Preliminary Proxy Statement        / /  Confidential, for Use of the Commission
                                        Only
/X/  Definitive Proxy Statement         (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                      Hawaiian Electric Industries, Inc.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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     or Item 22(a)(2) of Schedule 14A.

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       HAWAIIAN ELECTRIC INDUSTRIES, INC. - PO BOX 730 - HONOLULU, HI 96808-0730

(LOGO)

Robert F. Clarke

President and
Chief Executive Officer

                                                                   March 8, 1996

Dear Fellow Stockholder:

     On behalf of the Board of Directors, it is once again my pleasure to invite you to attend the Annual Meeting of Stockholders of Hawaiian Electric Industries, Inc. (HEI). The meeting will be held on the Company's premises in Room 805 on the eighth floor of the Pacific Tower in Honolulu, Hawaii on April 23, 1996, at 9:30 a.m. A map showing the location of the meeting site appears on the last page of the Proxy Statement.

     The matters expected to be acted upon at the meeting are described in the attached Proxy Statement. In addition, we will review significant events of 1995 and their impact on you and your Company. Corporate officers will be available before and after the meeting to talk with you and answer any questions you may have.

     As a stockholder of HEI, it is important that your views be represented. To help us obtain the representation needed to conduct business at the meeting, we ask that you promptly sign, date and return the enclosed proxy in the postage prepaid envelope.

     I join the management team of HEI in expressing our appreciation for your confidence and support. I look forward to seeing you at the Annual Meeting in Honolulu.

                                          Sincerely,

                                          LOGO

(LOGO) Recycled

--------------------------------------------------------------------------------
HAWAIIAN ELECTRIC INDUSTRIES, INC.
900 RICHARDS STREET                                                  [LOGO]
HONOLULU, HAWAII 96813
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                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 23, 1996

To the Holders of Common Stock

     Notice is hereby given that the Annual Meeting of Stockholders of Hawaiian Electric Industries, Inc. will be held on Tuesday, April 23, 1996, at 9:30 a.m. in the Pacific Tower, 8th floor, Room 805, 1001 Bishop Street, Honolulu, Hawaii 96813, for the following purposes:

         1.  To elect a Class II director.

         2.  To elect five Class III directors.

         3.  To elect the independent auditor of the Company.

         4.  To amend the 1987 Stock Option and Incentive Plan, as amended in
             1992.

         5. To transact such other business as may be properly brought before the meeting.

     Only holders of record of Common Stock at the close of business on February 14, 1996, will be entitled to vote at the meeting. If your shares are registered in the name of a brokerage firm (street name) or trustee and you plan to attend the meeting, please obtain from the firm or trustee a letter or other evidence of your beneficial ownership of those shares to facilitate your admittance to the meeting.

     All stockholders are urged to attend the meeting in person or by proxy. It is important that your shares be represented at the meeting, regardless of the size of your holding. Therefore, we urge you to SIGN, DATE and RETURN AS SOON AS POSSIBLE the enclosed proxy in the postage prepaid envelope furnished for that purpose.

     Your attention is directed to the Proxy Statement which appears on the following pages.

                                          Betty Ann M. Splinter, Secretary
                                          Hawaiian Electric Industries, Inc.

Honolulu, Hawaii
March 8, 1996

                               TABLE OF CONTENTS

                                                                                       PAGE
                                                                                       -----
Introduction.........................................................................      1
Voting Rights........................................................................      1
Shares Held in Street Name...........................................................      2
Election of Directors................................................................      2
     Management Proposal 1. Election of Class II Director............................      3
     Management Proposal 2. Election of Class III Directors..........................      3
Board of Directors...................................................................      7
     Committees of the Board.........................................................      7
     Compensation of Directors.......................................................      8
     Attendance at Meetings..........................................................      8
     Nonemployee Director Retirement Plan............................................      8
Indemnification and Limitation of Liability..........................................      8
Security Ownership of Directors and Executive Officers...............................     10
Security Ownership of Certain Beneficial Owner.......................................     11
Section 16 Proxy Statement Disclosure................................................     11
Executive Management Compensation....................................................     12
     Summary Compensation Table......................................................     12
     Option Grants in Last Fiscal Year...............................................     13
     Aggregated Option Exercises and Fiscal Year-End Option Values...................     14
     Long-Term Incentive Plan ("LTIP") Awards........................................     15
     Pension Plans...................................................................     16
     Change-in-Control Agreements....................................................     17
     Compensation Committee Report on Executive Compensation.........................     18
     Stockholder Performance Graph...................................................     22
     Compensation Committee Interlocks and Insider Participation.....................     23
Indebtedness of Management...........................................................     24
Transactions with Management and Directors...........................................     25
Management Proposal 3. Election of Auditor...........................................     25
Management Proposal 4. Amendment of 1987 Stock Option and Incentive Plan, as amended
  in 1992............................................................................     25
Submission of Stockholder Proposals..................................................     31
Other Business.......................................................................     31
Exhibit A............................................................................    A-1

                       HAWAIIAN ELECTRIC INDUSTRIES, INC.
                            ------------------------
                                PROXY STATEMENT
                            ------------------------

INTRODUCTION

     This Proxy Statement is furnished to stockholders by Hawaiian Electric Industries, Inc. ("HEI" or the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of the Company to be held on April 23, 1996, and at any adjournments thereof. The mailing address of the principal executive offices of the Company is P.O. Box 730, Honolulu, Hawaii 96808. This Proxy Statement and the accompanying form of proxy, together with the Company's annual report to stockholders for the fiscal year ended December 31, 1995, are being sent to stockholders commencing approximately March 8, 1996.

     The annual report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

     All of the expenses of the solicitation of proxies for the Annual Meeting will be borne by the Company. The Company may request banks, brokerage houses and other custodians, nominees, and fiduciaries to forward proxies and proxy material to the beneficial owners of stock of the Company and to request authority for the execution of proxies, and will reimburse them for their expenses. Proxies may be solicited personally, or by telephone, telegram or mail by certain directors, officers and regular employees of the Company without additional compensation for such services. In addition, the Company has retained
D. F. King & Co., Inc., to assist in the solicitation of proxies for an estimated fee not to exceed $8,000, plus reasonable out-of-pocket expenses.

                                 VOTING RIGHTS

     Only holders of Common Stock of record at the close of business on February 14, 1996, will be entitled to vote. On February 14, 1996, 29,857,858 shares of Common Stock were outstanding. Each share of Common Stock is entitled to one vote on each of the matters presented at the Annual Meeting. Under the By-Laws of the Company, the holders of voting stock of the Company do not have cumulative voting rights in the election of directors.

     Each stockholder returning a proxy to the Company has the right to revoke it at any time before it is voted by 1) submitting a later dated proxy in proper form, 2) by notifying the Secretary of the Company in writing of such revocation, or 3) by appearing at the Meeting, requesting a return of the proxy and voting the shares in person.

     Unless your proxy is mutilated or otherwise received in such form or at such time as to render it not votable, the shares represented by your proxy will be voted as directed, and if no direction is indicated it will be voted for all management proposals as set forth in this Proxy Statement. If you wish to give a proxy to someone other than the holders of the Company's proxies, you may cross out all three names appearing on the enclosed proxy and insert the name of another person to vote the shares at the meeting. For your convenience, a self-addressed envelope is enclosed, requiring no postage if mailed within the United States.

     The holders of a majority of the shares of the Company's Common Stock, present in person or by proxy at the Annual Meeting, constitute a quorum for the transaction of business. Electing a Class II director, electing Class III directors, electing the independent auditor, and amending the 1987 Stock Option and Incentive Plan, as amended in 1992, require the affirmative vote of a majority of such quorum. For purposes of determining whether a proposal has received a majority vote, abstentions will be included in the vote totals. Therefore, in the case of all matters brought before the meeting other than the election of directors, abstentions will have the effect of a vote against the proposal. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (broker nonvotes), those shares will not be included in the vote totals and, therefore, will have no effect on the vote.

     D. F. King & Co. will act as tabulator for broker and bank proxies while the Company has contracted with an affiliate company to act as tabulator for the proxies of the other stockholders of record for the Annual Meeting. The identity and vote of any stockholder shall not be disclosed to any persons other than those acting as tabulators except (i) as necessary to meet applicable legal requirements, (ii) in the case of any contested proxy solicitation, as may be necessary to permit proper parties to verify the propriety of proxies presented by any person and the results of the voting, and (iii) in the event a stockholder has made a written comment on the proxy form.

     If you own shares of HEI stock in the Dividend Reinvestment and Stock Purchase Plan ("DRIP") and/or the Hawaiian Electric Industries Retirement Savings Plan ("HEIRS") (including shares held in the Hawaiian Electric Industries Stock Ownership Plan which was originally adopted as a Tax Reduction Act Stock Ownership Plan ("TRASOP")), your share ownership is shown on the enclosed proxy. The respective plan trustee will vote the shares of stock held in the Plans in accordance with the directions received from stockholders participating in the Plans. For both DRIP and HEIRS (excluding TRASOP), the trustee will vote all the shares of Common Stock for which it has received no voting instruction in the same proportion as it votes shares for which it receives instruction. The trustee is prohibited from voting the shares in TRASOP for which it receives no voting instruction.

SHARES HELD IN STREET NAME

     Stockholders whose shares are held in the name of a brokerage firm or trustee or other holder of record are invited to attend the meeting, but may not vote at the meeting unless they have first obtained a proxy, executed in the stockholder's favor, from the brokerage firm or trustee.

                             ELECTION OF DIRECTORS

     The Board of Directors currently consists of 15 persons, divided into three classes of equal size: Class I, Class II, and Class III, with the term of office of one class expiring each year. Terms for all current Class I directors expire in 1997 and for all Class II directors in 1998. All five Class III nominees are being proposed for election at this Annual Meeting for a new three-year term expiring in 1999.

     The persons named in the proxy will vote your stock for the election of one director to serve in Class II and five directors to serve in Class III of the Company's Board of Directors for terms expiring at the 1998 and 1999 Annual Meeting, respectively, and thereafter until their successors are duly elected and qualified.

     Although it is not contemplated that any Board of Directors nominee will decline or be unable to serve, should such a situation arise prior to the meeting, the proxy holders may vote in their discretion for a suitable substitute.

MANAGEMENT PROPOSAL 1. -- ELECTION OF CLASS II DIRECTOR

     Harwood D. Williamson, a Class II director whose term expires at the 1998 Annual Meeting, retired effective September 1, 1995. As provided in the By-Laws of the Company, the Board of Directors, upon recommendation of the Nominating Committee, appointed T. Michael May, effective the same date, as a Class II director to fill the vacancy created by the retirement of Mr. Williamson until the Annual Meeting. Mr. May is proposed for election as a Class II director with a term expiring at the 1998 Annual Meeting.

     The following sets forth the business experience during the past five years and other directorships of Mr. May.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF T. MICHAEL MAY TO SERVE AS A CLASS II DIRECTOR.

                     T. MICHAEL MAY
                     AGE 49
                     DIRECTOR SINCE 1995

                          Senior vice president of the Company since September
                     1, 1995. President, chief executive officer and director of Hawaiian Electric Company, Inc. and chairman of the boards of Maui Electric Company, Limited and Hawaii Electric Light Company, Inc. since September 1, 1995. From February 1, 1992, to August 31, 1995, he was senior vice president of Hawaiian Electric Company, Inc. He was a principal in the Management Assets Group from September 1989 to January 1992. He is also a director of Hawaiian Electric Industries Charitable Foundation and HEI Power Corp.

MANAGEMENT PROPOSAL 2. -- ELECTION OF CLASS III DIRECTORS

     Five Class III directors are being proposed for election for new three-year terms (expiring in 1999) at this Annual Meeting. Ben F. Kaito, a Class III director, retired on December 31, 1995. As provided in the By-Laws of the Company, the Board of Directors, upon recommendation of the Nominating Committee, appointed Don E. Carroll as a Class III director to fill the unexpired term of Mr. Kaito, effective January 16, 1996.

     The following sets forth the name, age, year first elected or appointed as a director of the Company, positions with the Company or business experience during the past five years, and a list of directorships of the five nominees for Class III directors as well as the Class I and II directors (except Mr. May) who will continue to serve on the Board of Directors pursuant to their prior elections.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES TO SERVE AS CLASS III DIRECTORS.

NOMINEES FOR CLASS III DIRECTORS --
Terms would end at the 1999 Annual Meeting.

-------------------    -------------------    -------------------    -------------------    -------------------
DON E. CARROLL         EDWIN L. CARTER        RICHARD HENDERSON      BILL D. MILLS          OSWALD K. STENDER
AGE 54                 AGE 70                 AGE 67                 AGE 44                 AGE 64
DIRECTOR SINCE 1996    DIRECTOR SINCE 1985    DIRECTOR SINCE 1981    DIRECTOR SINCE 1988    DIRECTOR SINCE 1993
President, chief       President and          President and          Chairman of the        Trustee, Kamehameha
  executive            director               director               board and chief        Schools/Bishop
officer, and di-       of Bishop Trust        of HSC, Inc. and       executive officer      Estate.
rector of Oceanic      Company, Limited       its subsidiaries.      of Bill Mills
Cablevision. Vice      from 1984 until his                           Development and        Director of
president of Time      retirement in May                             Investment Company,    Hawaiian Electric
Warner Cable.          1993.                  Director of            Inc.                   Industries
                                              Hawaiian Electric                             Charitable
  Director of          Director of            Company, Inc.,         Director of Grace      Foundation, Malama
Pacific Guardian       Hawaiian Electric      Hawaii Electric        Pacific Corporation    Pacific Corp. and
Life, Aloha United     Company, Inc., HEI     Light Company,         and Hawaii Theatre     its subsidiary
Way, American Red      Investment Corp.       Inc., Hawaiian Tug     Center. Trustee,       companies, Hawaii
Cross-Hawaii           and Hawaii Council     & Barge Corp.,         Hawaii Pacific         Community
Chapter, Hawaii        on Economic            Young Brothers,        University, St.        Reinvestment Corp.,
International Film     Education.             Limited, Hawaiian      Andrew's Priory,       Pacific Housing
Festival, Hawaii       Chairman, Board of     Natural Water          and The Nature         Assistance
Nature Center, and     Regents, Chaminade     Company, Ltd.,         Conservancy of         Corporation, Hawaii
University of Ha-      University of          InterIsland            Hawaii. Member,        Real Estate
waii Koa Anuenue.      Honolulu. Director     Petroleum, Inc.,       Board of Governors,    Research and
Secretary-treasurer    and past president     Hawaii Island          Iolani School.         Education Center,
and director of the    of the Boy Scouts      Economic                                      Hawaii Nature
Hawaii Cable           of America-Aloha       Development Board,                            Center, Friends of
Television             Council. National      Big Island                                    Iolani Palace, and
Association.           director and past      Substance Abuse                               Help, Understanding
Chairman, Oceanic      president of the       Council, United Way                           and Group Support
Cable Foundation.      Pacific Region of      Statewide                                     (HUGS). Director
President, Boy         the Navy League of     Association of                                and past president
Scouts of              the United States.     Hawaii, and Hawaii                            of the American
America-Aloha          Chairman, Board of     Island Chamber of                             Right of Way
Council and The 200    Directors, USS Mis-    Commerce. President                           Association.
Club Advisory          souri Memorial         and trustee, Lyman                            President, Mutual
Board. Member,         Association, Inc.      House Memorial                                Housing Association
Hawaii Business        Honorary member and    Museum.                                       Wharton Real Estate
Roundtable, Hawaii     past chairman of                                                     Center. Trustee,
Executives Council,    the Bishop Museum      Mr. Henderson was                             Cash Assets Trust,
Air Force Civilian     Board of Directors.    the chairman of the                           Hawaiian Tax-Free
Advisory Council,      Member, Board of       board of Ocean                                Trust, Pacific
Army Civilian          Managers,              Farms of Hawaii,                              Capital Funds, The
Advisory Council,      Mid-Pacific            Inc. (OFH), an                                Peregrine Fund, The
USS Missouri           Institute and Board    aquaculture company                           Nature Conservancy
Advisory Committee,    of Management,         that filed a                                  of Hawaii, Academy
Honolulu Community     Armed Services         petition in June                              of the Pacific, and
Media Council,         YMCA. Trustee and      1992 for voluntary                            St. Andrew's
National Cable         treasurer, Board of    bankruptcy under                              Priory. Member,
Television As-         Trustees of the        Chapter 7 of the                              Board of Governors,
sociation, and         Academy of the         U.S. Bankruptcy                               Iolani School.
Cable Television       Pacific.               Code. The assets of
Administration and                            OFH in the
Marketing Society,                            bankruptcy
Inc.                                          proceedings were
                                              abandoned to the
                                              secured creditor,
                                              and the Trustee was
                                              discharged. HSC,
                                              Inc. owned an
                                              approximate 1%
                                              interest in OFH.

CLASS I DIRECTORS --
Directors continuing in office with terms ending at the 1997 Annual Meeting.

-------------------    -------------------    -------------------    -------------------    -------------------
ROBERT F. CLARKE       JOHN D. FIELD          A. MAURICE MYERS       RUTH M. ONO, PH.D.     JAMES K. SCOTT, ED.D.
AGE 53                 AGE 70                 AGE 55                 AGE 60                 AGE 44
DIRECTOR SINCE 1989    DIRECTOR SINCE 1986    DIRECTOR SINCE 1991    DIRECTOR SINCE 1987    DIRECTOR SINCE 1995
President and chief    Vice president--       President, chief       Vice president of      President of
executive officer      regulatory affairs     operating officer,     The Queen's Health     Punahou School
of the Company.        of GTE Service         and                    Systems.               since
                       Corporation from       director of America                           August 1994. From
  Chairman of the      1982 until his         West Airlines, Inc.    Director of            1985 to June 1994,
board of Hawaiian      retirement in          from January 1994      American Savings       he served as
Electric Company,      October 1985.          until his              Bank, F.S.B., Aloha    Headmaster of The
Inc., American                                retirement             United Way,            Catlin Gabel School
Savings Bank,                                 in December 1995.      Japanese               in Portland, Oregon.
F.S.B.,                                       From June 1985 to      Cultural Center of     Trustee, the
Hawaiian Tug &                                December 1993, he      Hawaii, Japan-         College Board.
Barge Corp., Young                            was president and      America Society
Brothers, Limited,                            chief executive        of Hawaii, Hawaii
Malama Pacific                                officer of Aloha       Children's Trust
Corp.,                                        Airgroup, Inc.         Fund,
Pacific Energy                                Director of Greater    Urasenke
Conservation                                  Phoenix Economic       Foundation,
Services, Inc., and                           Council. Member,       Tokushukai
HEI Power Corp.                               National Board of      International, Inc.,
President and                                 Advisors,              Leadership America
director                                      University of          National Advisory
of Hawaiian                                   Arizona.               Board, and
Electric                                                             Soroptimist
Industries                                                           International of
Charitable                                                           the Americas
Foundation.                                                          Foundation.
Director                                                             Chairman of the
of Chamber of                                                        Board of Governors
Commerce of                                                          of the Plaza Club.
Hawaii, Aloha                                                        Honorary Dean
United Way,                                                          and Visiting
and Rehabilitation                                                   Professor of Toho
Hospital of the                                                      University School
Pacific. Member,                                                     of Medicine. Member,
Hawaii Business                                                      Air Force Civilian
Roundtable and                                                       Advisory Council
Air Force Civilian                                                   and the Spark M.
Advisory Council.                                                    Matsunaga Peace
Trustee, The Nature                                                  Foundation Board of
Conservancy of                                                       Governors.
Hawaii and Hawaii
Pacific University.



CLASS II DIRECTORS --
Directors continuing in office with terms ending at the 1998 Annual Meeting

-------------------    -------------------    -------------------    -------------------
VICTOR HAO LI,         DIANE J. PLOTTS        KELVIN H. TAKETA       JEFFREY N. WATANABE
  S.J.D.               AGE 60                 AGE 41                 AGE 53
AGE 54                 DIRECTOR SINCE 1987    DIRECTOR SINCE 1993    DIRECTOR SINCE 1987
DIRECTOR SINCE 1988    General partner of     Vice president and     Partner in the law
Co-chairman, Asia      Mideast and China      director of the        firm
Pacific Consulting     Trading Company,       Asia                   of Watanabe, Ing &
Group.                 formerly known as      Pacific Region, The    Kawashima.
                       Hemmeter Investment    Nature Conservancy.
  Director of          Company.                                        Director of
Hawaiian                                        Director of HISCO,   American Savings
Electric Industries      Director of          Ltd. and               Bank, F.S.B.,
Charitable             Hawaiian               Sustainable            Hawaiian Electric
Foundation,            Electric Company,      Conservation.          Industries
HEI Power Corp.,       Inc., American Sav-                           Charitable
AES China              ings Bank, F.S.B.,                            Foundation, HEI
Generating             Malama Pacific                                Power Corp., Grace
Corporation, and       Corp. and its                                 Pacific Corporation
The Queen's Health     subsidiary                                    and affiliates,
Systems.  Chairman     companies, Hawaii                             Suntory
of the board of        Theatre Center,                               Resorts, Inc.,
Queen's                University of                                 Hawaiian Host, Inc.
International          Hawaii Foundation,                            and affiliates,
Corporation and        Plaza Club, and                               Child & Family
Pacific States         Honolulu Country                              Service--
University. Member,    Club.                                         Philippines,
Advisory Committee,                                                  Rehabilitation
First Amendment                                                      Hospital of the
Center and The                                                       Pacific
Immigrant Center.                                                    and Foundation, and
                                                                     Chamber of Com-
                                                                     merce of Hawaii.
                                                                     Trustee, University
                                                                     of Hawaii
                                                                     Foundation and
                                                                     Children and Youth
                                                                     Foundation of the
                                                                     Philippines. Chair,
                                                                     The Nature Conser-
                                                                     vancy of Hawaii,
                                                                     The Queen's Health
                                                                     Systems, The
                                                                     Queen's Medical
                                                                     Center, The Alger
                                                                     Foundation, and the
                                                                     Smithsonian Insti-
                                                                     tution National
                                                                     Board.


                               BOARD OF DIRECTORS

COMMITTEES OF THE BOARD

     The Board of Directors has four standing committees: Audit, Compensation, Executive and Nominating. The names of the members, number of meetings held in 1995, and the duties and responsibilities of each committee are shown in the table below.

                                            NUMBER OF
                                          MEETINGS HELD            PRINCIPAL DUTIES AND
  COMMITTEE             MEMBERS            DURING 1995               RESPONSIBILITIES
-------------    ----------------------   -------------    ------------------------------------
AUDIT            Diane J. Plotts*               6          Reviews with management, the
                 John D. Field                             internal auditor and the Company's
                 Victor H. Li                              independent auditor the activities
                 Ruth M. Ono                               of the internal auditor, the results
                 Kelvin H. Taketa                          of the annual audit by the
                                                           independent auditor and the
                                                           financial statements which are
                                                           included in the Company's annual
                                                           report to stockholders. The Audit
                                                           Committee holds such meetings as it
                                                           deems advisable to review the
                                                           financial operations of the Company.
COMPENSATION     Edwin L. Carter*               2          Reviews the current salary
                 Richard Henderson                         administration policies and
                 Bill D. Mills                             compensation strategy of the
                 Oswald K. Stender                         Company. See pages 18 to 21 for the
                 Jeffrey N. Watanabe                       Compensation Committee Report on
                                                           Executive Compensation.
EXECUTIVE        Richard Henderson*             2          Reviews and discusses organizational
                 Edwin L. Carter                           and other matters. The Executive
                 Robert F. Clarke**                        Committee possesses and exercises
                 Diane J. Plotts                           such powers of the Board as are
                 Jeffrey N. Watanabe                       expressly delegated to it by the
                                                           Board from time to time and is
                                                           responsible for considering and
                                                           making recommendations to the Board
                                                           concerning any questions relating to
                                                           the business and affairs of the
                                                           Company.
NOMINATING       Jeffrey N. Watanabe*           2          Recommends to the Board of Directors
                 A. Maurice Myers                          the slate of nominees for director
                 James K. Scott                            to be submitted to the stockholders
                                                           at the Annual Meeting. The Committee
                                                           will consider recommendations for
                                                           nominees for director from all
                                                           sources, including stockholders.
                                                           Stockholders who wish to recommend
                                                           nominees should write to the
                                                           Company's Nominating Committee, in
                                                           care of the Secretary, Hawaiian
                                                           Electric Industries, Inc., P.O. Box
                                                           730, Honolulu, Hawaii 96808. Such
                                                           recommendations must be received by
                                                           December 9, 1996, to be considered
                                                           for the 1997 Annual Meeting of
                                                           Stockholders.

---------------

 *denotes chair

**employee director

COMPENSATION OF DIRECTORS

     Nonemployee directors of the Company received the following compensation for their services as directors during 1995 (employee members of the Board of Directors do not receive a retainer for service as a director of the Company and are not compensated for attendance at any meetings of the Board or committees of the Board).

        COMPENSATION                                                                AMOUNT
        ------------                                                                -------
Annual Board Retainer                                                               $12,000
  Stock component -- 174 shares*
  Cash component -- $6,000**
Board Attendance Fee (per meeting)                                                      700
Committee Attendance Fee (per meeting)                                                  700
Committee Attendance Fee for Committee Chair
  (per meeting)                                                                         800

---------------

 * One-half of retainer pursuant to the Nonemployee Director Stock Plan. The number of shares of stock distributed was based on a price of $34.375 per share, which is equal to the closing sales price of HEI Common Stock on the New York Stock Exchange on April 18, 1995, as quoted in "Composite Transactions" in The Wall Street Journal, divided into $6,000, with a cash payment made in lieu of any fractional share.

** Paid quarterly in equal installments. In order to receive the fourth quarter installment, directors are required to have attended at least 75% of the combined total of all Board meetings and all meetings of Board committees on which they serve.

ATTENDANCE AT MEETINGS

     In 1995, there were twelve regular monthly meetings and two special meetings of the Board of Directors. All incumbent directors attended at least 75% of the combined total meetings of the Board and committees on which they served, except Oswald K. Stender.

NONEMPLOYEE DIRECTOR RETIREMENT PLAN

     The Nonemployee Director Retirement Plan, which is not funded, was established in 1989 and provides certain retirement benefits to nonemployee directors of the Company or any subsidiary of the Company that elects to participate in the Plan. No director who serves as an officer or employee of the Company or any of its subsidiaries is entitled to receive benefits under the Plan. Upon retirement from service as a nonemployee director or age 65, whichever is later, nonemployee directors who have served for at least five consecutive years and who meet the other requirements of the Plan receive payments each year in an amount equal to the annual retainer which was established for the year in which the nonemployee director retired. The annual payments will continue to be paid for a period equal to the number of years of active service accumulated by a nonemployee director as provided in the Plan or terminate in the event of the nonemployee director's death.

                  INDEMNIFICATION AND LIMITATION OF LIABILITY

     The Company has entered into Indemnity Agreements with each of the Company's directors and executive officers in substantially the form approved by stockholders at the 1989 Annual Meeting. Each Indemnity Agreement provides for mandatory indemnification of the director or officer to the fullest extent permitted by law, including indemnification against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action by or in the right of the Company. The Indemnity Agreement provides for the mandatory payment of expenses incurred by the director or officer in defending a threatened or actual proceeding before its final disposition, subject to the obligation to repay such expenses if it is later determined that the officer or director is not entitled to indemnification.

     Each Indemnity Agreement specifically excludes indemnification (i) with respect to proceedings initiated by the officer or director unless the Board of Directors determines indemnification to be appropriate; (ii) with respect to amounts covered by insurance or payable otherwise than under the Indemnity Agreement; (iii) on account of profits made from the purchase or sale of stock by a director or officer which are subject to the "short-swing profits" liability provisions of federal or state securities laws; (iv) on account of an action or omission of the officer or director finally adjudicated to be willful misconduct or to have been knowingly fraudulent or deliberately dishonest; or
(v) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not permitted by law.

     The Securities and Exchange Commission takes the position that indemnification against liability arising under the Securities Act of 1933 is contrary to public policy and is unenforceable.

     At the 1990 Annual Meeting, the stockholders approved a proposal to amend the Restated Articles of Incorporation of the Company to add a new Article Fourteenth eliminating the personal liability of its directors for monetary damages to the fullest extent permitted by Hawaii law.

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table shows the shares of Common Stock beneficially owned by each director, named executive officers as listed in the Summary Compensation Table on page 12 (except Mr. Williamson), and by directors and executive officers as a group, as of February 14, 1996, based on information furnished by the respective individuals.

                                                                               AMOUNT OF
                                                                              COMMON STOCK
     NAME OF INDIVIDUAL                                                      AND NATURE OF
          OR GROUP                                                        BENEFICIAL OWNERSHIP      TOTAL
     ------------------                                                   --------------------     -------
NONEMPLOYEE DIRECTORS
Don E. Carroll..........................................................             948(a)            948
                                                                                 -------
Edwin L. Carter.........................................................           2,525(a)          2,525
                                                                                 -------
John D. Field...........................................................           1,025(a)
                                                                                   1,149(b)
                                                                                   1,944(d)          4,118
                                                                                 -------
Richard Henderson.......................................................           1,527(a)          1,527
                                                                                 -------
Victor Hao Li...........................................................           1,265(b)
                                                                                     250(c)          1,515
                                                                                 -------
Bill D. Mills...........................................................           3,092(a)
                                                                                       4(c)          3,096
                                                                                 -------
A. Maurice Myers........................................................             241(a)
                                                                                   1,002(b)          1,243
                                                                                 -------
Ruth M. Ono.............................................................           1,032(a)          1,032
                                                                                 -------
Diane J. Plotts.........................................................           1,275(a)          1,275
                                                                                 -------
James K. Scott..........................................................             176(a)            176
                                                                                 -------
Oswald K. Stender.......................................................           1,511(a)          1,511
                                                                                 -------
Kelvin H. Taketa........................................................           1,398(a)          1,398
                                                                                 -------
Jeffrey N. Watanabe.....................................................           1,175(a)
                                                                                     467(b)
                                                                                       2(c)
                                                                                   1,016(e)          2,660
                                                                                 -------
EMPLOYEE DIRECTORS AND EXECUTIVE OFFICERS
Robert F. Clarke........................................................           3,182(a)
                                                                                  10,000(b)
                                                                                  89,483(f)        102,665
                                                                                 -------
T. Michael May..........................................................             587(a)
                                                                                     562(b)
                                                                                   2,000(f)          3,149
                                                                                 -------
OTHER NAMED EXECUTIVE OFFICERS
Peter C. Lewis..........................................................           2,297(a)
                                                                                     261(c)
                                                                                   5,704(f)          8,262
                                                                                 -------
Wayne K. Minami.........................................................           1,536(a)
                                                                                   3,882(b)
                                                                                  10,208(f)         15,626
                                                                                 -------
Robert F. Mougeot.......................................................             524(a)
                                                                                   2,834(b)
                                                                                   5,704(f)          9,062
                                                                                 -------
All directors and executive officers as a group (24 persons)............          29,592(a)
                                                                                  21,386(b)
                                                                                   1,706(c)
                                                                                   1,944(d)
                                                                                   1,016(e)
                                                                                 144,866(f)        200,510*
                                                                                 -------

---------------

 * The directors and executive officers of Hawaiian Electric Industries as a group beneficially owned 0.67% of the Company's Common Stock on February 14, 1996, and no one director or officer owned more than 0.34% of such stock.

(a) Sole voting and investment power.

(b) Shared voting and investment power (shares registered in name of respective individual and spouse).

(c) Shares owned by spouse, children or other relatives sharing the home of the director or an officer in the group and in which personal interest of the director or officer is disclaimed.

(d) Mr. Field is co-trustee of the Catharine P. Field Trust and shares voting and investment powers over the 1,944 shares.

(e) Mr. Watanabe is sub-trustee of the Jeffrey N. Watanabe Profit Sharing Plan Sub-Trust and has sole voting and investment powers over the 1,016 shares.

(f) Stock options, including accompanying dividend equivalent shares, exercisable within 60 days after February 14, 1996, under the 1987 Stock Option and Incentive Plan, as amended in 1992.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNER

     The following table sets forth information as to the beneficial ownership of each person known to the Company to own more than 5% of the outstanding Common Stock as of December 31, 1995.

                                      SHARES
                                   BENEFICIALLY     PERCENT OF
       NAME AND ADDRESS              OWNED(1)         CLASS
       ----------------            ------------     ----------
Franklin/Templeton                   2,142,480         7.3%
  Group of Funds
777 Mariners Island Boulevard
P.O. Box 7777
San Mateo, California 94403

---------------

(1) This information is based on a Schedule 13G, dated February 12, 1996, filed with the Securities and Exchange Commission that discloses that the Franklin/Templeton Group of Funds has sole voting power over 2,140,480 shares and shared dispositive power over 2,142,480 shares.

                     SECTION 16 PROXY STATEMENT DISCLOSURE

     Section 16 of the Securities Exchange Act of 1934, as amended, requires that officers, directors, and holders of more than 10% of the Common Stock file reports of their trading in equity securities of the Company with the Securities and Exchange Commission. Based on a review of Section 16 forms filed by its reporting persons during the last fiscal year, the Company believes that its reporting persons complied with all applicable Section 16 filing requirements.

                       EXECUTIVE MANAGEMENT COMPENSATION

     The Executive Management Compensation section contains the following tables and a graph: Summary Compensation Table; Option Grants in Last Fiscal Year; Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values; Long-Term Incentive Plan -- Awards in Last Fiscal Year; and Stockholder Performance Graph. Also included in this section of the Proxy Statement is a Pension Plan Table, a report on Change-in-Control agreements, a report on executive compensation which has been issued by the Compensation Committee of the Board of Directors, and a discussion of Compensation Committee Interlocks and Insider Participation.

SUMMARY COMPENSATION TABLE

     The following summary compensation table sets forth the annual and long-term compensation of the chief executive officer and the five other most highly compensated executive officers of the Company serving during 1995.

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM
                                                                                      COMPENSATION
                                                                                 -----------------------
                                                     ANNUAL COMPENSATION
                                               -------------------------------     AWARDS
                                                                       OTHER     ----------    PAYOUTS       ALL
                                                                       ANNUAL    SECURITIES   ----------    OTHER
                                                                      COMPEN-    UNDERLYING      LTIP      COMPEN-
          NAME AND PRINCIPAL                   SALARY(2)   BONUS(3)   SATION(4)  OPTIONS(5)   PAYOUTS(6)   SATION(7)
             POSITION(1)                YEAR      ($)        ($)        ($)         (#)          ($)         ($)
          ------------------            ----   ---------   --------   --------   ----------   ----------   -------
Robert F. Clarke......................  1995   $440,000    $108,301   $   -0-      20,000            --    $17,852
President & CEO                         1994    452,967     199,149   101,033      20,000      $    -0-     14,195
                                        1993    403,800     160,578       -0-      15,000       127,500     10,942
Harwood D. Williamson.................  1995    230,000      57,920    86,184      15,000            --     22,956
Senior Vice President                   1994    387,367     100,174    76,465      15,000           -0-     20,663
                                        1993    341,333         -0-    68,544       8,000        66,150     18,843
T. Michael May........................  1995    226,000      41,987       -0-       4,000           N/A      8,177
Senior Vice President                   1994    199,667      32,995       -0-         -0-           N/A      8,151
                                        1993    191,000         -0-   105,138       4,000           N/A      4,796
Wayne K. Minami.......................  1995    221,000         -0-       -0-       8,000            --         77
President & CEO                         1994    219,733      39,166       -0-       8,000        85,875         72
American Savings Bank, F.S.B.           1993    203,300      66,894       -0-       5,000       104,755         54
Robert F. Mougeot.....................  1995    217,000      25,892       -0-       5,000            --      8,598
Financial Vice President                1994    206,667      58,608       -0-       5,000           -0-      7,147
                                        1993    195,666      41,059       -0-       5,000        45,675      5,517
Peter C. Lewis........................  1995    188,000      31,046       -0-       5,000            --     11,871
V.P.--Administration                    1994    179,667      53,561       -0-       5,000           -0-     10,809
                                        1993    171,333      40,006       -0-       5,000        37,800     10,320

---------------

(1) Mr. Williamson retired as HEI Senior Vice President and Hawaiian Electric Company, Inc. President and CEO effective September 1, 1995 and Mr. May succeeded Mr. Williamson effective the same date.

(2) Includes a one-time lump sum transitional payment in 1994, representing two years of "normalized" insider directors' fees following a decision by the Compensation Committee to discontinue all insider directors' fees, effective May 1, 1994; the table includes lump sum payments of $40,000 for Mr. Clarke, $49,000 for Mr. Williamson and $9,800 for Mr. Minami. Also includes directors' fees of $6,300 for the period January 1 through April 30, 1994 and $23,800 for 1993 for Mr. Clarke; directors' fees of $7,700 for the period January 1 through April 30, 1994 and $28,000 for 1993 for Mr. Williamson; and directors' fees of $1,400 for the period January 1 through April 30, 1994 and $4,900 for 1993 for Mr. Minami.

(3) The named executive officers are eligible for an incentive award under the Company's annual Executive Incentive Compensation Plan ("EICP"). EICP bonus payouts are reflected as compensation for the year earned.

(4) Covers perquisites of $105,138 for Mr. May for 1993 which he recognized as imputed income under the Internal Revenue Code, including $40,026 for moving expenses grossed up for taxes and $63,282 for closing costs on the sale of his San Diego home grossed up for taxes. Covers perquisites of $101,033 for Mr. Clarke for 1994 which he recognized as imputed income under the Internal Revenue Code, including $91,306 under the category club membership (representing once in a lifetime reimbursement of initiation fees of $48,000 grossed up for taxes, plus reimbursement of monthly dues not grossed up for taxes). Covers interest earned on deferred compensation by Mr. Williamson at above-market interest rates on deferred annual and long-term incentive plan payouts as well as interest earned at market rates on deferred long-term incentive plan payouts totalling $86,184 for 1995, $76,465 for 1994 and $68,544 for 1993.

(5) Except for Mr. May, options granted in 1995 and earlier years contained dividend equivalents as further described below under the heading Option Grants in Last Fiscal Year.

(6) Long-Term Incentive Plan ("LTIP") payouts are determined in April each year for the three-year cycle ending on December 31 of the previous calendar year; if there is a payout, the amount is reflected as LTIP compensation in the table for the previous year for the named executive officers. In April 1994, LTIP payouts were made for the 1991-1993 performance cycle and are reflected as LTIP compensation in the table for 1993. In April 1995, an LTIP payout was made only to Mr. Minami for the 1992-1994 performance cycle and is reflected as LTIP compensation in the table for 1994. The determination of whether there will be a payout under the 1993-1995 LTIP will not be made until later this year.

(7) Represents amounts accrued by the Company for certain death benefits provided to the named executive officers, as more fully covered in the Compensation Committee Report on page 21 under the heading, "Other Compensation Plans".

OPTION GRANTS IN LAST FISCAL YEAR

     Set forth in the following table is information on the stock options which were granted to the six named executive officers on April 18, 1995, all of which were nonqualified stock options. The practice of granting stock options, which include dividend equivalent shares, has been followed each year since 1987.

                       OPTION GRANTS IN LAST FISCAL YEAR

                              NUMBER OF
                              SECURITIES    PERCENT OF                                     GRANT
                              UNDERLYING   TOTAL OPTIONS                                   DATE
                               OPTIONS      GRANTED TO     EXERCISE                       PRESENT
                              GRANTED(1)   EMPLOYEES IN      PRICE                       VALUE(2)
                                 (#)        FISCAL YEAR    ($/SHARE)   EXPIRATION DATE      ($)
                              ----------   -------------   ---------   ----------------  ---------
     Robert F. Clarke.......    20,000           14%        $ 32.83    April 18, 2005    $ 136,400
     Harwood D. Williamson..    15,000           11           32.83    April 18, 2005      102,300
     T. Michael May.........     4,000            3           32.83    April 18, 2005       11,280
     Wayne K. Minami........     8,000            6           32.83    April 18, 2005       54,560
     Robert F. Mougeot......     5,000            4           32.83    April 18, 2005       34,100
     Peter C. Lewis.........     5,000            4           32.83    April 18, 2005       34,100

---------------

(1) For the 53,000 option shares granted with an exercise price of $32.83 per share to the named executive officers (except Mr. May), additional dividend equivalent shares are granted at no additional cost throughout the four-year vesting period (vesting in equal installments) which begins on the date of grant. Dividend equivalents are computed, as of each dividend record date, both with respect to the number of shares under the option and with respect to the number of dividend equivalent shares previously credited to the participant and not issued during the period prior to the dividend record date. The 4,000 option shares were granted to Mr. May without additional dividend equivalent shares. Accelerated vesting is provided in the event a Change-in-Control occurs. No stock appreciation rights have been granted under the Company's current benefit plans.

(2) Based on a Binomial Option Pricing Model which is a variation of the Black-Scholes Option Pricing Model. For the stock options granted on April 18, 1995, with a 10-year option period, an exercise price of $32.83, and with additional dividend equivalent shares granted for the first four years of the option (except for Mr. May), the Binomial Value adjusted for forfeiture risk is $6.82 per share. The following assumptions were used in the model: Stock Price: $32.83; Exercise Price: $32.83; Term: 10 years;
    Volatility: 0.333; Interest Rate: 6.25%; and Dividend Yield: 6.57%. The following were the valuation results: Binomial Option Value: $2.82; Dividend Credit Value: $4.00; and Total Value: $6.82.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

     The following table shows the stock options, including dividend equivalents, exercised by the named executive officers in 1995. Also shown is the number of unexercised options and the value of unexercised in the money options, including dividend equivalents, at the end of 1995. Under the Stock Option and Incentive Plan, dividend equivalents have been granted to each executive officer as part of the stock option grant, except for Mr. May's 1993 and 1995 stock option grants and a one-time, premium-priced grant to Messrs. Clarke and Williamson in May 1992.

     Dividend equivalents permit a participant who exercises a stock option to obtain at no additional cost, in addition to the option shares, the amount of dividends declared on the number of shares of Common Stock with respect to which the option is exercised during the period between the grant and the exercise of the option. Dividend equivalents are computed, as of each dividend record date throughout the four-year vesting period (vesting in equal installments), which begins on the date of grant, both with respect to the number of shares underlying the option and with respect to the number of dividend equivalent shares previously credited to the executive officer and not issued during the period prior to the dividend record date.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                         NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                                           OPTIONS (INCLUDING          IN THE MONEY OPTIONS
                                                                         DIVIDEND EQUIVALENTS)   (INCLUDING DIVIDEND EQUIVALENTS)
                                  DIVIDEND                    VALUE        AT FISCAL YEAR-END        AT FISCAL YEAR-END(1)(2)
                     SHARES     EQUIVALENTS      VALUE       REALIZED    ----------------------  --------------------------------
                    ACQUIRED      ACQUIRED     REALIZED    ON DIVIDEND        EXERCISABLE/                 EXERCISABLE/
                  ON EXERCISE   ON EXERCISE   ON OPTIONS   EQUIVALENTS       UNEXERCISABLE                UNEXERCISABLE
                      (#)           (#)           ($)          ($)                (#)                          ($)
                  ------------  ------------  -----------  ------------  ----------------------  --------------------------------
Robert F.
 Clarke...........    25,000        7,256      $  60,450     $256,144         89,031/51,744              $267,205/427,487
Harwood D.
  Williamson......    64,000       10,916        262,473      410,245         40,000/0                          0/0
T. Michael May....        --           --             --           --          2,000/6,000                    960/24,640
Wayne K. Minami...     7,500        2,189         17,313       79,078         10,053/19,776                92,547/163,417
Robert F.
  Mougeot.........    18,750        5,357         86,391      204,570          4,421/14,088                34,077/116,382
Peter C. Lewis....    10,000        2,790         14,347       99,381          4,421/14,088                34,077/116,382

---------------

(1) All options were in the money (where the option price is less than the closing price on December 31, 1995) except the 1992 premium-priced stock option grant without dividend equivalents with an exercise price of $41.00 per share.

(2) Value based on closing price of $38.75 per share on the New York Stock Exchange on December 29, 1995.

LONG-TERM INCENTIVE PLAN ("LTIP") AWARDS

     The table below sets forth a listing of LTIP awards made to the named executive officers during 1995. The table shows potential payments that are tied to the achievement of better than average performance over a three-year period (1995-1997) relating to two separate goals for all the named executive officers except Mr. Minami, who has a third goal in addition to the two goals listed immediately below. Mr. Williamson became ineligible for an LTIP award for the three-year period (1995-1997) due to his retirement from the Company effective September 1, 1995.

     The two goals are (1) return on average common equity (weighted 40%), and
(2) total return to shareholders (weighted 60%). The weighting of each goal applies to all the named executive officers except Mr. Minami. The Company's performance is measured against the Edison Electric Institute Index of 100 Investor-Owned Electric Companies as of December 31, 1997 ("Peer Group"). This is the same Peer Group used for the Stockholder Performance Graph shown on page
22. However, the performance of the LTIP Peer Group is calculated on a noncapitalized weighted basis whereas the Stockholder Performance Graph Peer Group is calculated on a capitalized weighted basis. The LTIP uses a noncapitalized weighted basis so as not to give a disproportionate emphasis to the larger companies in the Edison Electric Institute Index. For Mr. Minami, the two goals set forth above are weighted (1) return on average common equity (20%), and (2) total return to shareholders (30%). Mr. Minami's third goal (weighted 50%) is based on a return on average common equity for American Savings Bank, F.S.B. for the same three-year LTIP cycle.

     Threshold minimum awards with respect to each goal will be earned if the Company's performance equals the average performance of the Peer Group with respect to that goal. Mr. Minami's threshold minimum for his third goal, which must be achieved in at least two out of three years during the LTIP cycle, is a return on average common equity of 12%. Maximum awards will be earned on the return on average common equity goal if the Company's performance is 2 1/2 percentage points above the average of the return on average common equity of the Peer Group. Maximum awards will be earned on the total return to shareholders goal if the Company's performance is 5 percentage points above the average of the total return to shareholders of the Peer Group. For Mr. Minami, the maximum award on his third goal will be earned if the return on average common equity equals or exceeds 16%. Earned awards are distributed in the form of 60% cash and 40% Company Common Stock with the maximum award level for each executive officer ranging from 75% to 100% of the midpoint of the officer's salary grade range at the end of the performance cycle.

             LONG-TERM INCENTIVE PLAN -- AWARDS IN LAST FISCAL YEAR

                                                                    ESTIMATED FUTURE PAYOUTS
                                                                   ---------------------------
                                           PERFORMANCE CYCLE       THRESHOLD(1)       MAXIMUM
                                              ENDING DATE              ($)              ($)
                                           -----------------       ------------       --------
    Robert F. Clarke.....................       12/31/97             $157,410         $477,000
    T. Michael May.......................       12/31/97               58,500          175,600
    Wayne K. Minami......................       12/31/97               62,000          186,000
    Robert F. Mougeot....................       12/31/97               57,000          171,000
    Peter C. Lewis.......................       12/31/97               47,250          141,750

---------------

(1) Assumes meeting minimum threshold on all goals; however, if only one goal (weighted 40%) is met, the minimum threshold estimated future payout would be: Mr. Clarke -- $62,964; Mr. May -- $23,400; Mr. Mougeot -- $22,800; and
    Mr. Lewis -- $18,900. For Mr. Minami, if only one goal (weighted 20%) is met, the minimum threshold estimated future payout would be $12,400. There is no LTIP payout unless the minimum threshold is met on at least one of the goals.

PENSION PLANS

     All regular employees (including the named executive officers) of the Company are covered by noncontributory, qualified defined benefit pension plans. The plans provide retirement benefits at normal retirement (age 65), reduced early retirement benefits and death benefits. The named executive officers except Mr. Minami participate in the Retirement Plan for Employees of HEI and Participating Subsidiaries ("HEI Plan"). Mr. Minami is a participant in the American Savings Bank Retirement Plan ("ASB Plan").

     Due to certain Internal Revenue Code limitations on qualified plan benefits, executives affected by these limits are also covered under the Hawaiian Electric Industries, Inc. Excess Benefit Plan ("Excess Plan") and the Hawaiian Electric Industries, Inc. Excess Pay Supplemental Executive Retirement Plan ("Excess Pay SERP"), which are noncontributory, nonqualified plans.

     The following table shows estimated annual pension benefits payable upon retirement under the HEI Plan, Excess Plan and Excess Pay SERP based on remuneration that is covered under the three plans and years of service with the Company and all of its subsidiaries.

                               PENSION PLAN TABLE

                                                        YEARS OF SERVICE
                                      ----------------------------------------------------
    REMUNERATION                         15         20         25         30         35
    ------------                      --------   --------   --------   --------   --------
    $100,000........................  $ 30,600   $ 40,800   $ 51,000   $ 61,200   $ 67,000
     150,000........................    45,900     61,200     76,500     91,800    100,500
     200,000........................    61,200     81,600    102,000    122,400    134,000
     250,000........................    76,500    102,000    127,500    153,000    167,500
     300,000........................    91,800    122,400    153,000    183,600    201,000
     350,000........................   107,100    142,800    178,500    214,200    234,500
     400,000........................   122,400    163,200    204,000    244,800    268,000
     450,000........................   137,700    183,600    229,500    275,400    301,500

     The HEI Plan provides a monthly retirement pension for life. Benefits are determined by multiplying the product of years of credited service and 2.04% (product not to exceed 67%) times the participant's Final Average Compensation (average base salary for any consecutive 36 months that produce the highest monthly average). As of December 31, 1995, the named executive officers had the following number of years of credited service under the HEI Plan: Mr. Clarke, 8 years; Mr. May, 3 years; Mr. Mougeot, 7 years; Mr. Lewis, 27 years; and Mr. Williamson, 39 years (as of September 1, 1995).

     Benefits under the ASB Plan are determined by multiplying the product of years of credited service (not to exceed 35 years) and 1.5% times the participant's Final Average Compensation (average compensation for the highest five of the last ten years of credited service). As of December 31, 1995, Mr. Minami had nine years of credited service under the ASB Plan. His estimated annual benefit payable in the form of a single life annuity projected to age 65 is $53,180, based on his current compensation level.

     Internal Revenue Code Section 415 limits the benefit that a participant can receive from qualified retirement plans such as the HEI Plan and ASB Plan. The limit for 1995 is $120,000 per year at age 65. The Company adopted the Excess Plan to provide benefits that cannot be paid from the qualified plans due to this maximum limit.

     Internal Revenue Code Section 401(a) limits a participant's compensation that can be recognized under qualified retirement plans. The limit on the maximum compensation for 1995 under Section 401(a) is $245,000 for the HEI Plan and $150,000 for the ASB Plan. The Company adopted the Excess Pay SERP to provide benefits that cannot be paid from the qualified plans due to the maximum compensation limit under Section 401(a).

     The Company maintains two Supplemental Executive Retirement Plans ("HEI SERP" and "ASB SERP") for certain executive officers. Messrs. Clarke and Williamson participate in the HEI SERP and Mr. Minami participates in the ASB SERP. Benefits under the HEI SERP and ASB SERP are in addition to qualified retirement benefits payable from the HEI Plan, the ASB Plan and Social Security.

     Under the HEI SERP, at age 60, the executive is eligible to receive a benefit of up to 60% (depending on years of credited service) of the participant's average compensation, which includes amounts received under the annual Executive Incentive Compensation Plan ("EICP") in the highest three out of the last five years of service. The benefit payable under the HEI SERP is reduced by the participant's primary Social Security benefit and the benefit payable from the Company's Retirement Plan, but in no event less than the benefit that would have been payable under the Excess Plan or the Excess Pay SERP (after taking into consideration the reduction of the benefit payable from the Company's qualified Retirement Plan). The HEI SERP provides for reduced early retirement benefits at age 50 with 15 years of service or age 55 with five years of service, and survivor benefits in the form of an annuity in the event of the participant's death after becoming eligible for early retirement. Mr. Clarke and Mr. Williamson are currently approved for coverage under the HEI SERP. The overall total retirement benefits payable to Mr. Clarke in the form of a straight life annuity projected to age 65 is $213,294, based on his current compensation level ($61,690 from the qualified Retirement Plan and $151,604 from the HEI SERP). The overall total retirement benefits payable to Mr. Williamson (who retired effective September 1, 1995) in the form of a joint and 66 2/3 survivor annuity is $185,952 per year ($109,333 from the qualified HEI Plan and $76,619 from the HEI SERP).

     The ASB SERP provides a benefit at age 65 of up to 60% (depending upon years of credited service) of the participant's average compensation (including 50% of the amounts received under the EICP) in the highest five consecutive years out of the last ten years of service, reduced by the participant's primary Social Security benefit and the benefit payable from the ASB Retirement Plan, but in no event less than the benefit that would have been payable under the Excess Plan or the Excess Pay SERP (after taking into consideration the reduction of the benefit payable from the ASB Retirement Plan). The ASB SERP also provides for termination and survivor benefits in certain circumstances. Mr. Minami is currently approved for coverage under the ASB SERP. The overall total retirement benefits payable to Mr. Minami in the form of a straight life annuity projected to age 65 is $117,348, based on his current compensation level ($53,180 from the qualified ASB Plan and $64,168 from the ASB SERP).

CHANGE-IN-CONTROL AGREEMENTS

     Since 1989, the Company has entered into Change-in-Control Agreements with certain executives, including the executives named in the Summary Compensation Table, to encourage and ensure their continued attention and dedication to the performance of their assigned duties without distraction in the event of potentially disturbing circumstances arising from the possibility of a change-in-control of the Company.

     Each Agreement provides that benefits, compensation and position responsibility of these officers will remain at existing levels for a period of two years following a "Change-in-Control," unless the "Expiration Date" of the Agreement has occurred. A "Change-in-Control" is defined to include a change-in-control required to be reported under the proxy rules in effect on the date of the agreements, the acquisition by a person (as defined under the Securities Exchange Act of 1934) of 25% or more of the voting securities of the Company, or specified changes in the composition of the Board of Directors of the Company following a merger, tender offer or certain other corporate transactions. "Expiration Date" is defined as the earliest to occur of (a) two years after a change-in-control, (b) termination of the executive's employment by the Company for "Cause" (as defined in the Agreement) or by the executive other than for "Good Reason" (as defined in the Agreement), (c) retirement, or
(d) termination of the Agreement by the Company's Board of Directors, or termination of the executive's employment, prior to a change-in-control. If the employment of one of these executives is terminated after a change-in-control and prior to the expiration date by the Company other than for cause or disability, or by the executive for good reason, the Company is obligated to provide a lump sum severance equal to 2.99 times the executive's average W-2 earnings for the last five years (or such lesser period that the executive has been employed by the Company), subject to certain limitations. Based on W-2 earnings for the five most recent years (1991-1995), the lump sum severance would be as follows: Mr. Clarke -- $1,895,565; Mr. May -- $770,696; Mr.
Minami -- $996,951; Mr. Mougeot -- $928,591; and Mr. Lewis -- $874,677. In the
event of a change-in-control, all outstanding stock options would become immediately exercisable.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Introduction

     Decisions on executive compensation are made by the Compensation Committee of the Board which is composed of five independent nonemployee directors. All decisions by the Compensation Committee are reviewed by the full Board except for decisions about the Company's stock-based plans, which must be made solely by the committee in order to satisfy Securities Exchange Act Rule 16b-3.

     The committee has retained the services of an independent compensation consulting firm to assist in executive compensation matters.

Executive Compensation Philosophy

     The Compensation Committee's philosophy with respect to the Company's executive officers, including the chief executive officer, is designed to (1) maintain a compensation program that is equitable in a competitive marketplace,
(2) provide compensation opportunities that integrate pay with the Company's annual and long-term performance goals which reinforce growth in stockholder value, (3) recognize and reward individual initiative and achievements, and (4) allow the Company to attract, retain, and motivate qualified executives who are critical to the Company's success.

     The committee endorses the position that stock ownership by management is beneficial in aligning management's and stockholders' interests in the enhancement of stockholder value. Thus, the committee has increasingly utilized stock options and stock payouts in the compensation program for the executive officers with a goal of increasing stock ownership over time.

Executive Compensation Program

     The Company's executive compensation program consists of three main components: (1) base salary, (2) potential for an annual bonus based on overall Company financial and operational performance as well as individual performance, and (3) the opportunity to earn long-term cash and stock-based incentives which are intended to encourage the achievement of superior results over time and to align executive officer and stockholder interests. The second and third elements constitute the "at-risk" portion of the compensation program and are designed to link the interests of the executive with those of the stockholders. This means that total compensation for each executive is variable and may fluctuate significantly from year to year depending on the short-and long-term performance of the Company as well as the subsidiary companies.

Base Salary

     Salaries for executive officers are reviewed by the committee in April of each year in consultation with the committee's independent compensation consultant. The consultant, at the direction of the committee, examines the position responsibilities of each incumbent officer at HEI and each of its subsidiaries against similar positions in similar organizations. All compensation references represent the fiftieth percentile or midpoint of pay practices found in companies which are similar in size and marketplace orientation. The specific surveys used are at the consultant's recommendation based on the consultant's knowledge of appropriate references given the organization's overall compensation philosophy. For executive officers at the holding company level, the competitive references are drawn from compensation surveys of other electric utilities (weighted 75%) and general industry (weighted 25%); for electric utility executive officers, the competitive references are drawn exclusively from compensation surveys of other electric utilities; for financial institution executive officers, the references are drawn exclusively from compensation surveys of other financial institutions; for interisland freight transportation executive officers, compensation references are drawn from other transportation companies (weighted 50%) and general industry (weighted 50%); and for real estate related executive officers, the compensation surveys encompass companies within the real estate industry. Based on the information from these surveys, the consultant recommends a salary range for each executive officer position. The midpoint of the range approximates the fiftieth percentile of the survey data and the range has a spread of plus and minus 20% around this midpoint. Based on the consultant's recommendation, the committee has determined that it is not economically feasible to survey all 100 investor-owned electric utilities used in the Stockholder Performance Graph. Instead the consultant provides the committee with references from two surveys of electric utilities which includes many, but not all, of the 100 investor-owned electric utility companies. These surveys include one conducted by the Edison Electric Institute in which the Company participates and one conducted by Executive Compensation Surveys in which the Company does not participate. Actual setting of an executive officer's base salary (except for Mr. Clarke) within the recommended range is based on Mr. Clarke's recommendation and the committee's approval.

     Mr. Clarke's base salary is determined through the committee's overall evaluation of his performance during the preceding year. This evaluation is subjective in nature and takes into account all aspects of his responsibilities at the total discretion of the committee. Based on the survey data provided by the consultant, the resulting salary range recommendation, and the committee's overall evaluation of Mr. Clarke's performance during 1994, Mr. Clarke's base salary was raised from an annual rate of $415,000 to an annual rate of $452,000 effective May 1, 1995. The $37,000 increase aligned Mr. Clarke's base salary close to the midpoint of the relevant salary range. Mr. Clarke's new base salary was approximately 4% below the consultant's findings with respect to the fiftieth percentile of competitive references.

Annual Executive Incentive Compensation Plan

     Under the annual Executive Incentive Compensation Plan ("EICP"), annual incentive awards are granted upon the achievement of financial and nonfinancial performance measures as established by the committee in the early part of each calendar year. The financial measures are stated in terms of minimum, target and maximum goals. One of the financial measures is directly linked to financial operating budgets submitted to the Company's Board of Directors for approval in December of the previous year. These financial measures are earnings-related for all named executive officers and include criteria such as earnings per share for the named executive Company officers and net income for the named executive officers who are also subsidiary presidents (Mr. Williamson, Mr. May and Mr. Minami). Other financial measures for the named executive Company officers relate to (1) a comparison of the Company's total return to shareholders in 1995 measured against the Edison Electric Institute Peer Group of 100 investor-owned electric utility companies included in the Stockholder Performance Graph for the same period and (2) measurement of individual officers' actual administrative and general expenses for 1995 against budgeted expenses established at the beginning of the year. For the named executive Company officers (except Mr. Clarke) there is an additional nonfinancial goal relating to the individual officer's performance. Mr. Clarke evaluates each officer's performance and makes a recommendation to the committee. For the three named executive officers who are also subsidiary presidents, company specific operational and strategic goals make up the remainder of their EICP goals.

     The EICP has a minimum financial performance threshold linked to earnings per share or net income (based on whether measurement is at the Company or subsidiary company level) which must be achieved before a bonus can be considered. The maximum awards under the EICP differ for each of the named executive officers, ranging from a low of 37% to a high of 60% of the midpoint of the salary grade range at the end of the performance period for Mr. Clarke. The minimum, target and maximum EICP potential award levels for each of the named executive officers are established by the committee each year based on recommendations from the committee's independent compensation consultant. The consultant bases its recommendations on an assessment of competitive practices from a cross-section of all industries, including some of the electric utility companies included in the Stockholder Performance Graph.

     Under the 1995 EICP, Mr. Clarke received a payout of $108,301 in early 1996. This resulted from achievement of (1) the earnings per share goal (weighted 70%) at a level above minimum but below target and (2) lower than forecast 1995 administrative and general expenses for the Company (weighted 10%) above the target level. There was no payout for the total return to shareholders goal (weighted 20%) since the Company's total return for 1995 was slightly below the minimum threshold of at least being equal to the average total return of the Edison Electric Institute Peer Group of 100 investor-owned electric utility companies. The EICP award for Mr. Clarke was exclusively based on the foregoing measures. No further adjustment was made by the committee.

Long-Term Incentive Plan

     The Company provides a long-term incentive plan ("LTIP") that is linked to the long-term financial performance of the Company. All awards under the LTIP are paid 60% in cash and 40% in HEI Common Stock. The LTIP opportunity is measured against the achievement of financial criteria established by the committee for a three-year period. A new performance period of three years starts each year. In April 1995, the committee established the financial measures for the 1995-1997 cycle which included (1) return on average common equity (weighted 40%) and (2) total return to stockholders (weighted 60%), comparing the Company's results against the Edison Electric Institute Peer Group of 100 investor-owned electric utility companies included in the Stockholder Performance Graph. The weighting of each goal applies to all the named executive officers except Mr. Minami who has a third LTIP goal (weighted 50%) which is discussed in the Long-Term Incentive Plan ("LTIP") Awards section on page 15. The three LTIP financial performance goals above were selected by the committee because they represented a meaningful method of reinforcing growth in stockholder value over time. The achievement of each of the three goals is expressed in terms of minimum and maximum levels. The minimum and maximum LTIP potential award levels for each of the named executive officers are established by the committee each year based on recommendations from the committee's independent compensation consultant. The consultant bases its recommendations on an assessment of competitive practices from a cross-section of all industries, including some of the electric utility companies included in the Stockholder Performance Graph. These goals are covered in more detail in the discussion of the Long-Term Incentive Plan ("LTIP") Awards section on page 15.

     For the three-year cycle ending December 31, 1994, Mr. Clarke did not receive an LTIP payout.

Stock Options

     The committee can grant nonqualified stock options, incentive stock options, restricted stock, stock appreciation rights, and dividend equivalents pursuant to the 1987 Stock Option and Incentive Plan of Hawaiian Electric Industries, Inc. (as amended and restated effective April 21, 1992), which was previously approved by the stockholders. To date, only nonqualified stock options and dividend equivalents have been issued under the Plan. Biennially, the committee requests its independent compensation consultant to assess competitive practices with respect to stock option grants from a cross-section of all industries, including some of the electric utility companies included in the Stockholder Performance Graph. Based on this assessment, the consultant recommends a range of stock option grants for each named executive officer. This range takes into account the fact that a portion of the officer's long-term incentive opportunity is delivered through participation in the LTIP. In granting stock options, the committee takes into consideration the amount and value of current options outstanding. The grants are intended to retain the officers and to motivate them to improve long-term stock performance. Stock options are granted at average fair market value which is based on the average of the daily high and low sales prices of the Company's Common Stock on the New York Stock Exchange during the calendar month preceding the date of grant. Stock options generally vest in equal installments over a four-year period.

     The 1995 stock option award to Mr. Clarke of 20,000 shares of HEI Common Stock plus dividend equivalents was based on the consultant's recommendation and the independent evaluation of an appropriate award level by the committee. In this evaluation, the committee took into account prior grants to Mr. Clarke and an overall subjective evaluation of his job performance. To receive the dividend equivalents which accrue only during the first four years following a stock option grant, Mr. Clarke must exercise the stock option.

Other Compensation Plans

     The Company has adopted certain broad-based employee benefit plans and executive retirement and life insurance plans in which its named executive officers participate. Other than the HEI Retirement Savings Plan (which qualifies under Section 401(k) of the Internal Revenue Code), which offers the Company's Common Stock as one of the investment options to further align employees' and stockholders' long-term financial interests, benefits under these other plans are not tied to Company performance.

     For the named executive officers and certain other employees, the Company provides additional retirement benefits which are discussed on pages 16 and 17. In the event of death during active employment, the Company also provides all the named executive officers (except Mr. Minami) and certain other employees $50,000 term life insurance plus an amount equal to two times the employee's salary at the date of death, paid by the Company on an after-tax basis to the employee's beneficiary. If the employee dies after retirement, this benefit is reduced to $20,000 term life insurance plus an amount equal to one times the employee's salary at retirement, also on an after-tax basis. For Mr. Minami, American Savings Bank provides term life insurance equal to one and one-half times his salary at the date of death in the event of death during active employment. After retirement, the benefit is reduced to $5,000.

     Finally, the committee has reviewed the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended (IRC), relating to the $1 million deduction cap for executive salaries and believes that no compensation for the five highest paid named executives will be governed by this regulation during 1996. Compensation alternatives to comply with IRC 162(m) will be considered by the committee at the appropriate time.

                                SUBMITTED BY THE
                             COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

                           EDWIN L. CARTER, CHAIRMAN
                               RICHARD HENDERSON
                                 BILL D. MILLS
                               OSWALD K. STENDER
                              JEFFREY N. WATANABE

STOCKHOLDER PERFORMANCE GRAPH

     Set forth below is a Comparison of Five-Year Cumulative Total Return graph comparing the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of companies listed on the Standard & Poor's 500 Stock Index and the Edison Electric Institute ("EEI") Index of 100 Investor-Owned Electric Companies. The 100 companies comprising the EEI Index serve 99% of the customers of the investor-owned electric utility industry. The graph is based on the market price of the common stock for all the companies at December 31 each year and assumes that $100 was invested on December 31, 1990, in the Company's Common Stock and the common stock of all the companies and that dividends were reinvested for all companies.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                   AMONG HAWAIIAN ELECTRIC INDUSTRIES, INC.,
               S&P 500 INDEX, AND EDISON ELECTRIC INSTITUTE INDEX

                                  1990 - 1995

      MEASUREMENT PERIOD           HAWAIIAN         S&P 500       EEI 100 IN-
    (FISCAL YEAR COVERED)        ELECTRIC INDS     COMPOSITE          DEX
1990                                       100             100             100
1991                                    123.90          130.47          129.68
1992                                    133.04          140.41          142.73
1993                                    136.26          154.56          159.45
1994                                    132.11          156.60          138.93
1995                                    168.89          215.45          176.64

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee serving at the end of 1995 were Edwin L. Carter, Chairman, and Richard Henderson, Bill D. Mills, Oswald K. Stender, and Jeffrey N. Watanabe, members. Two members of the Compensation Committee, Richard Henderson and Jeffrey N. Watanabe, are involved in various relationships with the Company.

     American Savings Bank, F.S.B. ("ASB"), a subsidiary of the Company, previously offered preferential rate loans to its directors, including individuals who are also directors or executive officers of the Company. However, in August 1989, the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") provided that savings institutions would henceforth be subject to provisions of the Federal Reserve Act which prohibit loans to directors and executive officers of the insured institution or its commonly owned affiliates on terms more favorable than available to the general public.

     The following schedule shows detailed information on a preferential rate loan made by ASB to Mr. Watanabe, whose aggregate indebtedness to ASB exceeded $60,000 during 1995. This loan, which was made prior to the enactment of FIRREA, will not be affected by the new prohibitions against preferential loans unless it is renegotiated or otherwise significantly modified. The first mortgage loan rate was based on ASB's policy for employees and directors using a formula of
 .50% above the cost of funds or .50% above the Applicable Federal Rate established by the Internal Revenue Service, whichever is greater.

                                              LARGEST        LOAN
                                               LOAN         AMOUNT                       AVERAGE
                                              AMOUNT      OUTSTANDING                    INTEREST
                                            OUTSTANDING       ON           TYPE OF        RATE
                                            DURING 1995    12/31/95      TRANSACTION     CHARGED
                                            -----------   -----------   --------------   -------
    Jeffrey N. Watanabe..................    $317,849      $312,105      First Mortgage     7.50%

     In addition, Mr. Watanabe is a partner in the law firm of Watanabe, Ing & Kawashima that provided legal services to the Company and three of its subsidiaries in 1995.

     Malama Pacific Corp. ("MPC"), a subsidiary of the Company, is engaged in real estate development activities. Two of MPC's subsidiaries are currently involved in partnerships in which Mr. Henderson has a significant interest. Both of the transactions described below were negotiated on an arm's length basis and were approved by the disinterested members of the HEI Board.

     Sunrise Estates. Malama Development Corp. ("Malama Development"), a wholly owned subsidiary of MPC, and HSC, Inc. ("HSC"), are partners in a general partnership known as Sunrise Estates which is completing the development and sale of the final 9-lot increment of a project consisting of 165 one-acre residential agricultural lots in Hilo, Hawaii. HSC is the managing partner of the partnership. No management fees were paid in 1995, and there were no sales made in 1995. Malama Development and HSC have each contributed $200,000 to the partnership and have advanced $6,500 and $7,200, respectively, to the partnership. Each partner has received distributions of $1,136,639. Malama Development and HSC share equally in the profits and losses of the partnership. As of December 31, 1995, 95% of the lots were sold. Mr. Henderson and members of his family own, directly or indirectly, approximately 76% of the stock of HSC.

     Sunrise Estates II. Malama Elua Corp. ("Malama Elua"), a wholly owned subsidiary of MPC, and HSC are partners in a general partnership known as Sunrise Estates II which will develop and market approximately 145 one-acre residential agricultural lots in Hilo, Hawaii, adjacent to the Sunrise Estates development. The property was purchased by HSC in June 1990 for $2.1 million. In 1991, the partnership purchased the development property from HSC at an agreed upon fair market value of $2.7 million, subject to a bank loan of $2.1 million. The valuation of the property interest transferred by HSC to the Sunrise Estates II partnership was negotiated and took into account HSC's incurred acquisition, carrying, and development costs as well as existing market conditions. HSC is the managing partner of the partnership. As of December 31, 1995, Malama Elua and HSC have each contributed $300,000 to the partnership, and have advanced $701,247 and $1,149,247, respectively, to the partnership. The partners will share equally in the profits and losses of the partnership. On December 4, 1995, MPC extended a loan to HSC in the amount of $135,000 to be used to reduce the bank debt of Sunrise Estates II. The loan is secured by HSC's partnership interest and is also guaranteed by the principals of HSC, Inc.

                           INDEBTEDNESS OF MANAGEMENT

     As disclosed in the above section on Compensation Committee Interlocks and Insider Participation on page 23, ASB previously offered preferential rate loans to its directors, including individuals who are also directors or executive officers of the Company, prior to the enactment of FIRREA.

     In addition to Mr. Watanabe, one other director of the Company, whose aggregate indebtedness to ASB exceeded $60,000 at any time during 1995, received a preferential rate loan as shown below:

                                        LARGEST           LOAN
                                          LOAN           AMOUNT                            AVERAGE
                                         AMOUNT       OUTSTANDING                         INTEREST
                                      OUTSTANDING          ON             TYPE OF           RATE
                                      DURING 1995       12/31/95      TRANSACTION(1)     CHARGED(2)
                                      ------------    ------------    ---------------    -----------
    Ruth M. Ono.....................    $184,588        $181,548       First Mortgage        7.50%

---------------

(1) The loan was made prior to the enactment of FIRREA restrictions.

(2) The first mortgage rate is based on ASB's policy for employees and directors using a formula of .50% above the cost of funds or .50% above the Applicable Federal Rate established by the Internal Revenue Service, whichever is greater.

     ASB has made other loans, established lines of credit and issued credit cards to directors and executive officers of the Company, and to members of their immediate families. These loans and extensions of credit have been made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.

     In addition, ASB has purchased a 25% participation interest in two loans made by Bank of Hawaii to Finance Realty Company, Ltd. ("Finance Realty") and Finance Holdings, Ltd. The family of the spouse of Constance H. Lau, the Treasurer of the Company, owns approximately one-sixth of the common stock of Finance Enterprises, the parent company of Finance Realty and Finance Holdings, Ltd. ASB's 25% participation interest in both loans was made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.

     In addition to the above loans financed by ASB, two officers of the Company, T. Michael May (also a director of the Company) and Robert F. Mougeot, are indebted to the Company or one of its subsidiary companies. Mr. May is indebted in the amount of $180,000 by reason of an employee relocation loan made to him by Hawaiian Electric Company, Inc. in 1993. The loan is an interest only loan at an interest rate of 6.28%, with the unpaid principal and interest due on December 28, 2008, or sooner if Mr. May ceases to be an employee of the Company. Mr. Mougeot is indebted in the amount of $165,000 by reason of a loan made to him by the Company in 1989 to finance his purchase of the fee simple interest in his home. The loan is an interest only loan, at an interest rate of 8.01%, with the entire principal balance of the loan due on March 1, 2004.

                   TRANSACTIONS WITH MANAGEMENT AND DIRECTORS

     Malama Development and Malama Elua, wholly owned subsidiaries of MPC, are each in partnership with HSC, a corporation in which director Richard Henderson and his family own 76% of the stock. The partnerships and their real estate development activities are discussed on pages 23 and 24 in the section on Compensation Committee Interlocks and Insider Participation.

     In addition, Malama Mohala Corp. ("Malama Mohala"), a wholly owned subsidiary of MPC, is involved in a partnership with Palailai Holdings, Inc. ("PHI"), a subsidiary of Finance Enterprises in which the family of Ms. Lau, the Treasurer of the Company, owns approximately one-sixth of the common stock. Finance Enterprises is the parent company of Finance Realty, Ltd., PHI, Finance Home Builders, Ltd., and Finance Factors Limited.

     Palailai Associates. Malama Mohala and PHI are equal partners in a general partnership known as Palailai Associates ("Palailai") which is currently developing homes in Makakilo, Hawaii. PHI's parent company, Finance Realty, Ltd., received $360,118 in management fees, $30,875 for development cost reimbursement, and $316,233 in sales commissions from the partnership during 1995. Finance Home Builders, Ltd., a general contractor and affiliate of PHI and Finance Realty, received payments of $2,919,581 during 1995 under its contract with Palailai for the construction of homes. The partnership also earned $7,603 of interest income from Finance Factors Limited.

     Finally, director Jeffrey Watanabe is a partner in a law firm that performed legal services for the Company and certain of its subsidiaries during 1995.

                 MANAGEMENT PROPOSAL 3. -- ELECTION OF AUDITOR

     The firm of KPMG Peat Marwick LLP, independent certified public accountants, has been the auditor of the Company since 1981. The Board of Directors recommends the election of KPMG Peat Marwick LLP as the auditor of the Company for the fiscal year 1996 and thereafter until its successor is duly elected.

     Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

            MANAGEMENT PROPOSAL 4. -- AMENDING THE 1987 STOCK OPTION
                     AND INCENTIVE PLAN, AS AMENDED IN 1992

     The 1987 Stock Option and Incentive Plan, as amended and restated in 1992 ("the Plan"), provides a means to attract and retain high caliber personnel and provides participating employees with long-term stock incentives to align their interests with the interests of stockholders. The Board of Directors has amended the Plan, effective as of February 20, 1996, subject to stockholder approval at the Annual Meeting. A summary of the proposed amendments to the Plan is set forth below.

INCREASE OF NUMBER OF AUTHORIZED SHARES

     The proposed amendments to the Plan increase the number of shares of Common Stock for which options or other incentive awards ("Incentive Awards") may be granted during the term of the Plan from 1,250,000 to 2,650,000 shares. Either authorized but unissued shares or previously issued shares reacquired by the Company, including shares purchased on the open market, may be issued under the Plan.

     On February 14, 1996, the average price of the Common Stock on the New York Stock Exchange was $38.38. As of February 14, 1996, 267,000 shares of Common Stock remained available for grant under the Plan and options to purchase 523,333 shares of Common Stock were outstanding.

     The 2,650,000-share limit, as well as option prices, the number of shares subject to options and other Incentive Awards outstanding under the Plan, will be appropriately adjusted for stock dividends, stock splits, recapitalizations, combinations of shares and other changes affecting the Company's stock. Shares for which options have terminated or expired may again be available for issuance pursuant to Incentive Awards under the Plan and shares for which options are surrendered in exercise of stock appreciation rights ("SARs") may be available for issuance again pursuant to Incentive Awards under the Plan to the extent the SARs are exercised for cash. In addition, pursuant to the proposed amendments, all shares subject to restricted stock awards under the Plan that are forfeited or terminated, including awards that provide the grantee with dividend and voting rights, will be available again for issuance pursuant to Incentive Awards under the Plan.

EXTENSION OF TERM OF THE PLAN

     The proposed amendment to the Plan will extend the term of the Plan from December 31, 2001, to February 19, 2006.

FUTURE COMPLIANCE WITH SECTION 162(M) OF THE CODE; COMMITTEE COMPOSITION; MAXIMUM ANNUAL GRANT OF OPTIONS

     The Plan will be administered by the Compensation Committee (the "Committee") of the Board of Directors, consisting of two or more persons who are "disinterested persons" within the meaning of Rule 16b-3 ("Rule 16b-3") under the Securities Exchange Act of 1934 (the "Exchange Act"). The proposed amendments to the Plan are designed to enable the Board to ensure that certain compensation payable under the Plan will qualify as performance based compensation within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), at such time as the Board determines that it is necessary for such compensation to so qualify and thereby be fully tax-deductible by the Company. To this end, the proposed amendments provide that at such time as the Board deems it necessary for the Plan to comply with Section 162(m) of the Code, the members of the Committee will also be "outside directors" within the meaning of Section 162(m) of the Code. In addition, pursuant to the proposed amendments, commencing with the 1996 calendar year, grants of options under the Plan to any individual in any calendar year will be limited to options to purchase no greater than 100,000 shares of Common Stock.

ADDITIONAL AMENDMENTS

     Certain other technical revisions to the Plan were made, including proposed amendments intended to (a) add flexibility to the Plan in light of the latest proposed amendments to Rule 16b-3, and (b) enable the Plan to comply with
Section 162(m) of the Code, if and to the extent applicable. Specifically, the provisions of the Plan restricting the transferability of certain Incentive Awards were amended to enable the Committee to grant awards that are transferable, to the extent permitted by Rule 16b-3. Certain restrictive provisions governing the exercise of SARs were amended to apply only to the extent required by Rule 16b-3. The proposed amendments also add an interpretation section to the Plan so that the Plan will be interpreted in a manner to comply with Rule 16b-3, and to the extent applicable, Section 162(m) of the Code. In addition, pursuant to the proposed amendments, stockholder approval of future amendments to the Plan will be required, if and to the extent such approval is required to comply with Section 162(m) of the Code, at such time as the Plan is intended to so comply.

     Pursuant to the proposed amendments, the definition of fair market value was amended to mean the average of the daily high and low sales prices of the Common Stock on the composite tape for stocks listed on the New York Stock Exchange as quoted in the New York Stock Exchange Composite Transactions published in the Western Edition of The Wall Street Journal. Previously, fair market value meant the closing sales price as so listed. In addition, the proposed amendments to the Plan permit the Committee to allow participants to defer receipt of any portion of a performance award that would otherwise have been paid in shares of Common Stock. Previously deferrals were permitted only for awards payable in cash. Finally, the Plan was amended to make certain nonmaterial technical changes.

SUMMARY OF THE REMAINING MATERIAL PROVISIONS OF THE PLAN

     The Plan, as proposed to be amended and restated, is printed in full and attached to this Proxy Statement as Exhibit A, and is incorporated herein by reference. The Plan summary contained herein is qualified in its entirety by reference to the full text of the Plan.

     The current members of the Committee are identified in the description of the Committee set forth earlier on page 7. Subject to the express provisions of the Plan, the Committee will have complete authority to interpret and implement the Plan and its actions and decisions will be final and binding upon participants.

     The Committee selects from all employees of the Company and its subsidiaries those employees who are eligible to receive awards under the Plan. No determination has yet been made concerning which individuals will receive future awards under the Plan. Although it is contemplated that the principal participants will be the executive officers of the Company and its subsidiaries, the Committee has broad discretion under the Plan in selecting employees.

     The Plan provides that the Committee may grant to eligible individuals any combination of Incentive Awards in the form of nonqualified stock options, incentive stock options, restricted stock, SARs, performance awards, stock payments or dividend equivalents. Each grant will be evidenced by a separate agreement with the person receiving the grant or in a written plan, in either case indicating the type and terms of the award.

     Nonqualified stock options will provide for the right to purchase Common Stock at a price that is not less than 85% of the average fair market value on the effective date of the grant. These options will be granted for a term that may not exceed ten years.

     Under the Plan, the term "average fair market value" means, as of any determination date, the average of the daily high and low sales prices of the Common Stock on the composite tape for stocks listed on the New York Stock Exchange as quoted in the New York Stock Exchange Composite Transactions for all trading days during the calendar month preceding the determination date. If the Company's Common Stock is no longer traded on the New York Stock Exchange, fair market value and average fair market value would be determined in such reasonable manner as the Committee determines.

     Incentive stock options will be designed to comply with the provisions of the Code, and will be subject to restrictions contained in the Code. Incentive stock options will be granted at not less than fair market value of the stock subject to the option on the date of grant and will extend for a term of up to ten years. Incentive stock options granted to any person who owns more than 10% of the combined voting power of the Company's outstanding securities must be granted at prices that are not less than 110% of fair market value and may not extend for more than five years.

     The purchase price of Common Stock purchased upon the exercise of a stock option must be paid in full on the date of exercise in cash or its equivalent, or in such other manner acceptable to the Committee, including other Common Stock owned by the participant and valued at its fair market value on the exercise date.

     Restricted stock may be sold to employees for prices determined by the Committee, which shall be at least equal to the minimum price required under applicable state law for the issuance of

Common Stock. The Committee may provide that a restricted stock award will vest upon the satisfaction of certain restrictions, including restrictions based on seniority, performance or other criteria. In general, restricted shares may not be sold, transferred or hypothecated, and the stock will be placed in escrow, until restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, may have voting rights and may receive dividends prior to the time when restrictions lapse.

     SARs may be granted in tandem with either nonqualified or incentive stock options. SARs granted by the Committee will permit the participant to exercise the SARs and surrender the unexercised option in exchange for an amount equivalent to the difference between the fair market value of the option shares with respect to which the SARs are exercised and the option price of such shares.

     The Committee may elect to pay SARs in cash or in Common Stock or in a combination of cash and Common Stock. The SARs will provide that the holder of the SARs may exercise the SARs or the option in whole or in part, but the aggregate exercise may not cover more than the aggregate number of shares upon which the value of the SARs is based. SARs granted in tandem with options may not extend beyond the term of the related option and will be transferable only to the extent that the related option is transferable. To the extent that an option is exercised, any related SARs will be reduced by the number of shares with respect to which the option is exercised. To the extent any SARs are exercised, any related option will be reduced by the number of shares with respect to which the SARs are exercised.

     Dividend equivalents may also be granted as an additional feature of nonqualified and incentive stock options. Dividend equivalents will permit a participant who exercises a stock option to obtain, in addition to the option shares and without additional consideration, the amount of dividends declared on the number of shares of Common Stock with respect to which the option is exercised during the period between the grant and the exercise of the option or such other period as may be designated by the Committee. Dividend equivalents will be computed, as of each dividend record date, both with respect to the number of shares under the option and with respect to the number of dividend equivalent shares previously credited to the participant and not issued during the period prior to the dividend record date. Upon the exercise of an option, the dividend equivalents may be paid either in cash or in additional shares of Common Stock.

     Performance awards may be granted by the Committee on an individual basis. These awards may be paid in cash or shares of Common Stock and will be based either upon specific written instruments or upon specific incentive performance plans. The written instrument or plan will set forth the performance criteria to be utilized to calculate the value of the performance awards, the term over which such performance will be measured, the events which will give rise to payment of the awards and the form and time of payment of the awards. The Committee may also provide for interest or earnings to be credited on any cash or stock payments that are deferred at a rate specified by the Committee.

     The Committee may approve a payment in Common Stock to any employee who otherwise may be entitled to a cash payment other than base salary, such as the payment of a performance award or a bonus under one of the Company's bonus plans. In the event Common Stock is issued in lieu of such a cash compensation payment, the Common Stock will be valued at its fair market value or average fair market value, as determined by the Committee.

     Under the Plan, the Committee has discretion to prescribe the time period during which an option may be exercised after termination of employment. In the case of performance awards, if a participant's employment with the Company is terminated for any reason prior to the occurrence of the events that vest a performance award, the performance award expires unless the applicable performance award written instrument or plan provides otherwise. Similarly, all of a participant's restricted stock remaining subject to restrictions on the date of termination of employment are forfeited unless the applicable restricted stock award agreement provides otherwise.

     The Plan may be amended, suspended or terminated by the Board of Directors of the Company at any time. However, no amendment may be made without stockholder approval to the extent such approval is required in order to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act, or if applicable, Section 162(m) of the Code. No amendment, suspension or termination may alter or impair the rights or obligations of the participant under an Incentive Award previously granted under the Plan.

     The Plan further provides that the Committee may include in any Incentive Award written instrument or plan, provisions to the effect that the time at which the award is vested, exercisable, payable or free from restrictions, as the case may be, may be accelerated by the occurrence of certain events, either automatically or upon a further determination made by the Committee at the time of the events. Among the events that may be included in the written instrument or plan granting the award as an accelerating event is a change-in-control of the Company. Adoption by the Committee of provisions permitting or requiring such an acceleration of Incentive Awards could make it more difficult or could discourage an attempt to obtain control of the Company.

     Unless terminated earlier by the Board of Directors, the Plan will expire on February 19, 2006.

INFORMATION CONCERNING CERTAIN GRANTS MADE IN 1995 AND DESCRIPTION OF AMENDED PLAN BENEFITS

     On April 18, 1995, options to purchase an aggregate of 141,000 shares of Common Stock were granted by the Committee, to a total of 41 key employees, including 10 executive officers of the Company. Such options had an exercise price of $32.83 per share, which was the average fair market value per share of Common Stock on the date of grant.

     The benefits to be derived from the Plan to the eligible participating individuals and groups cannot be estimated, as grants will be made at the sole discretion of the Committee, based on a variety of factors. In addition, the value of any option grant will depend on the market performance of the Common Stock. For information regarding the 1995 grants to the named executive officers listed in the Executive Management Compensation section starting on page 12, see "Option Grants in Last Fiscal Year" on page 13. With respect to all executive officers as a group, options to purchase 68,000 shares were granted. With respect to all nonexecutive officer employees as a group, options to purchase 73,000 shares of Common Stock were granted. Nonemployee directors are not eligible to participate in the Plan.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of certain federal income tax consequences of transactions under the Plan based on current federal income tax laws. This summary is not intended to be exhaustive and does not describe state, local or other tax laws.

NONQUALIFIED STOCK OPTIONS

     The grant of a nonqualified stock option under the Plan will not result in the recognition of taxable income to the participant or in a deduction to the Company. Upon exercise, a participant will recognize income in an amount equal to the excess of the fair market value of each share of Common Stock purchased over the exercise price. The Company is required to withhold taxes on the amount of income so recognized, and, subject to the provisions of Section 162(m) of the Code, is entitled to a tax deduction equal to the amount of such income. Gain or loss upon a subsequent sale of any shares of Common Stock received upon the exercise of a nonqualified stock option is taxed as capital gain or loss to the participant (long-term or short-term, depending upon the holding period of the stock sold).

     A participant who pays the exercise price of a nonqualified stock option, in whole or in part, by delivering shares of Common Stock already owned by the participant will recognize no gain or loss for federal income tax purposes on the shares surrendered, but will otherwise be taxed in accordance with the rules described above for nonqualified stock options. With respect to shares of Common Stock acquired upon exercise which are equal in number to the shares of Common Stock surrendered, the basis of such shares will be equal to the basis of the shares surrendered, and the holding period of such shares will include the holding period of the shares surrendered. The basis of additional shares received upon exercise will be equal to the fair market value of such shares on the date of exercise, and the holding period for such additional shares will commence on the day after the date the option is exercised.

INCENTIVE STOCK OPTIONS

     In general, no income will be recognized by a participant and no deduction will be allowed to the Company with respect to the grant or exercise of an incentive stock option granted under the Plan, provided that the option is exercised within three months after the termination of the participant's employment (one year in the case of the participant's disability). The difference between the exercise price and the fair market value of the shares of Common Stock on the date the option is exercised is, however, an adjustment item for the participant for purposes of the alternative minimum tax. When the stock received upon exercise of the option is sold, provided that the stock is held for more than two years from the date of grant of the option and more than one year from the date of exercise, the participant will recognize long-term capital gain or loss equal to the difference between the amount realized and the exercise price of the option related to such stock. If the above-mentioned holding period requirements of the Code are not satisfied, the subsequent sale of stock received upon exercise of an incentive stock option is treated as a "disqualifying disposition." In general, a participant will recognize taxable income at the time of a disqualifying disposition as follows: (i) ordinary income in an amount equal to the excess of (A) the lesser of the fair market value of the shares of Common Stock on the date the incentive stock option is exercised or the amount realized on such disqualifying disposition over (B) the exercise price and (ii) capital gain to the extent of any excess of the amount realized on such disqualifying disposition over the fair market value of the shares of Common Stock on the date the incentive stock option is exercised (or capital loss to the extent of any excess of the exercise price over the amount realized on disposition). Any capital gain or loss recognized by the participant will be long-term or short-term depending upon the holding period for the stock sold. The Company may claim a deduction at the time of the disqualifying disposition equal to the amount of ordinary income the participant recognizes, subject to the provisions of Section 162(m) of the Code.

     If an incentive stock option is not exercised within three months after the termination of the participant's employment (one year in the case of disability of the participant), it will be treated for federal income tax purposes as a nonqualified stock option, as described above.

     In general, a participant who pays the exercise price of an incentive stock option, in whole or in part, by delivering shares of Common Stock already owned by the participant will recognize no gain or loss for federal income tax purposes on the shares surrendered. However, if the shares delivered to exercise the incentive stock option were acquired pursuant to the prior exercise of an incentive stock option and the holding period requirements discussed above have not been met with respect to such shares, the delivery of such shares to exercise the incentive stock option will be considered a taxable disposition of the shares. Under proposed Treasury Regulations, a portion of shares received upon exercise of an incentive stock option equal in number to the shares surrendered will have a basis equal to the basis of the shares surrendered (increased, if applicable, by any income recognized as a result of the exchange) and the holding period of such shares will include the holding period of the shares surrendered (except for purposes of determining whether there has been a disqualifying disposition of the shares). The basis of the additional shares received upon such exercise will be zero, and the holding period of such shares for all purposes will begin on the date the shares are transferred.

STOCK APPRECIATION RIGHTS

     The grant of a SAR to a participant under the Plan will not result in the recognition of taxable income to the participant or in a deduction for the Company. In general, upon exercise of a SAR granted in connection with an incentive stock option or a nonqualified stock option, the participant will recognize ordinary income for federal income tax purposes equal to the amount of any cash received plus the fair market value of any shares of Common Stock received. The Company is required to withhold income taxes on amounts recognized as ordinary income, and is entitled to a tax deduction equal to the amount of income recognized by the participant, subject to Section 162(m) of the Code.

     The Plan provides that the Company may make whatever provisions it deems appropriate to withhold any taxes it is required to withhold with respect to Incentive Awards and to require participants to satisfy any tax requirements before authorizing the issuance of shares of Common Stock to the participants.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

     Any stockholder proposal intended to be presented at the next Annual Meeting must be received by the Company by November 12, 1996, for inclusion in the Proxy Statement and form of proxy for the 1997 Annual Meeting of Stockholders. Proposals should be sent to the attention of the Secretary of the Company.

                                 OTHER BUSINESS

     The Company knows of no other business to be presented at the Annual Meeting, but if further matters do properly come before the meeting, the holders of your proxy will vote your stock in accordance with their best judgment.

     Under the By-Laws of the Company, if a stockholder of record wishes to present a matter of business which may be properly brought before the Annual Meeting, the stockholder must give notice in writing to the Secretary of the Company no later than March 25, 1996. The notice must state a brief description of such business, the name and address of the stockholder, the number of shares of Common Stock owned by the stockholder, and any material interest of the stockholder in such business.

     YOU ARE URGED TO DATE, SIGN AND RETURN YOUR PROXY AS SOON AS POSSIBLE to make certain that your shares will be voted at the meeting. If you attend the meeting, as we hope you will, you may vote your shares in person.

                                          By Order of the Board of Directors

                                          Betty Ann M. Splinter, Secretary
March 8, 1996

                                                                       EXHIBIT A

                    1987 STOCK OPTION AND INCENTIVE PLAN OF
                 HAWAIIAN ELECTRIC INDUSTRIES, INC. (AS AMENDED
                   AND RESTATED EFFECTIVE FEBRUARY 20, 1996)

I. GENERAL PROVISIONS

  1.1 Purposes of the Plan

     The purposes of the 1987 Stock Option and Incentive Plan of Hawaiian Electric Industries, Inc., (the "Company") are to provide a means to attract and retain high caliber personnel and to provide to participating employees long-term incentives for sustained high levels of performance for the Company and its subsidiaries. These purposes may be achieved through the granting of Incentive Awards under the Plan.

  1.2 Definitions

     (a) "Average Fair Market Value" means, as of any determination date, the average of the daily high and low sales prices of the Common Stock on the composite tape for stocks listed on the New York Stock Exchange as quoted in the New York Stock Exchange Composite Transactions published in the Western Edition of The Wall Street Journal for all trading days during the calendar month preceding the determination date. If the Common Stock is not admitted to trade on the New York Stock Exchange, the Average Fair Market Value shall be determined by the Committee in such other reasonable manner as the Committee shall decide.

     (b) "Board" means the Board of Directors of Hawaiian Electric Industries, Inc.

     (c) "Code" means the Internal Revenue Code of 1986, as amended.

     (d) "Committee" means the Compensation Committee of the Board of Directors. The Committee shall be composed entirely of members who meet the requirements of
Section 1.4(a) hereof.

     (e) "Common Stock" means the Common Stock of Hawaiian Electric Industries, Inc.

     (f) "Company" means Hawaiian Electric Industries, Inc. and any successor corporation.

     (g) "Employee" means any regular full-time employee of the Company or any of the Company's present or future parent or subsidiary corporations (as defined in Section 424 of the Code), or any successor of such corporation.

     (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (i) "Fair Market Value" means, as of any determination date, the average of the daily high and low sales prices of the Common Stock on the composite tape for stocks listed on the New York Stock Exchange as quoted in the New York Stock Exchange Composite Transactions published in the Western Edition of The Wall Street Journal on the date as of which Fair Market Value is to be determined, or if there is no trading of Common Stock on such date, the average of the daily high and low sales prices of the Common Stock as quoted in such Composite Transactions on the next preceding date on which there was trading in such shares, or if the Common Stock is not admitted to trade on the New York Stock Exchange, the Fair Market Value shall be determined by the Committee in such other reasonable manner as the Committee shall decide.

     (j) "Incentive Award" means a Stock Option, Restricted Stock, Stock Appreciation Right, Stock Payment, Dividend Equivalent, or Performance Award granted or sold under the Plan.

     (k) "Incentive Stock Option" means an incentive stock option, as defined under Section 422 of the Code and the regulations thereunder.

     (l) "Nonqualified Stock Option" means a stock option other than an Incentive Stock Option.

     (m) "Option" means a right to purchase Common Stock and refers to both Incentive Stock Options and Nonqualified Stock Options.

     (n) "Participant" means any Employee or, in the case of death of the Employee, the Employee's beneficiary, selected to receive an Incentive Award pursuant to Section 1.5 hereof.

     (o) "Payment Event" means the occurrence of the event or events giving rise to the right to payment of a Performance Award.

     (p) "Performance Award" means an award, payable in cash or Common Stock or combination thereof, the value of which may be determined by the Committee at the time the Performance Award is granted.

     (q) "Plan" means the Company's 1987 Stock Option and Incentive Plan as set forth herein, as amended from time to time.

     (r) "Purchase Price" means the purchase price to be paid by a Participant for Restricted Stock as determined by the Committee.

     (s) "Restricted Stock" means Common Stock that the Participant may purchase at a price determined by the Committee (which price shall be at least equal to the minimum price required under applicable state law for the issuance of a share of Common Stock) which is nontransferable and subject to a substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing employment or achievement of pre-established performance objectives.

     (t) "Rule 16b-3" means Rule 16b-3 promulgated under Section 16 of the Exchange Act (or any other comparable provisions in effect at the time or times in question).

     (u) "Stock Appreciation Right" or "Right" means a right granted pursuant to
Section V of the Plan to receive a number of shares of Common Stock, or an amount of cash, or a combination of shares and cash, based on the increase in the Fair Market Value of the shares subject to the right.

     (v) "Stock Payment" means a payment in shares of the Company's Common Stock (valued at Fair Market Value or Average Fair Market Value, as determined by the Committee) to replace all or any portion of the compensation (other than base salary) that would otherwise become payable to a Participant in cash.

  1.3 Shares of Common Stock Subject to the Plan

     (a) Subject to the provisions of Section 1.3(c) and Section 8.1 of the Plan, the aggregate number of shares of Common Stock that may be issued pursuant to Incentive Awards under the Plan shall be 2,650,000 shares. Notwithstanding the foregoing, commencing with the 1996 calendar year, grants of Options under the Plan to any individual in any calendar year shall be limited to Options to purchase no greater than 100,000 shares of Common Stock.

     (b) The Common Stock to be issued under the Plan will be made available, at the discretion of the Board or the Committee, either from authorized but unissued shares of Common Stock or from previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market.

     (c) If any shares of Common Stock subject to an Option (and related Stock Appreciation Right, if any) terminate without being exercised, then shares subject to such Option shall be available again for the grant of Options or other Incentive Awards under the Plan. If any shares subject to a Restricted Stock Award are forfeited, expire or are otherwise cancelled or terminated, then shares subject to such Restricted Stock Award shall be available again for the grant of Restricted Stock Awards or other Incentive Awards under the Plan. Shares of Common Stock with reference to which Stock Appreciation Rights have been granted shall be available for granting of Incentive Awards to the extent the Stock Appreciation Rights are exercised for cash, or, with respect to Stock Appreciation Rights not related to Options, to the extent the Stock Appreciation

Rights terminate without being exercised. If any other Incentive Award shall expire or be forfeited, cancelled or terminated for any reason, the shares of Common Stock available under such Incentive Award shall be available again for the granting of Incentive Awards to the maximum extent consistent with Rule 16b-3.

  1.4 Administration of the Plan

     (a) The Plan will be administered by the Committee, which will consist of two or more persons who are "disinterested persons" within the meaning of Rule 16b-3. At such time as the Board deems it necessary for the Plan to satisfy the applicable requirements of Section 162(m) of the Code, the members of the Committee will also be "outside directors" within the meaning of Section 162(m) of the Code.

     (b) Subject to the express provisions of the Plan, the Committee has and may exercise such powers and authority of the Board as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. The Committee has authority in its discretion to determine the Employees to whom, and the time or times at which, Incentive Awards may be granted or sold, the nature of the Incentive Award, the number of shares of Common Stock that make up each Incentive Award, the performance criteria (which need not be identical) utilized to measure the value of Performance Awards, the form of payment (cash or Common Stock or a combination thereof) payable upon the event or events giving rise to payment of an Incentive Award and such other terms and conditions applicable to each individual Incentive Award as the Committee shall determine. The Committee may grant at any time new Incentive Awards to a Participant who has previously received Incentive Awards or other grants (including other stock options) whether such prior Incentive Awards or such other grants are still outstanding, have previously been exercised in whole or in part, or are cancelled in connection with the issuance of new Incentive Awards. The purchase price or initial value of the Incentive Awards may be established by the Committee without regard to the existing Incentive Awards or such other grants.

     (c) Each Incentive Award will be evidenced by a written instrument or granted pursuant to a written performance plan adopted by the Committee and may include any other terms and conditions consistent with the Plan as the Committee may in its discretion determine. Each Option award agreement shall designate the Option as either an Incentive Stock Option or Nonqualified Stock Option.

     (d) Subject to the express provisions of the Plan, the Committee has the authority to interpret the Plan, to determine the terms and provisions of the Incentive Awards and to make all other determinations necessary or advisable for the administration of the Plan. The Committee has authority to prescribe, amend, and rescind rules relating to the Plan. All interpretations, determinations, and actions by the Committee will be final, conclusive, and binding upon all parties. Any action by the Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote or by the unanimous written consent of its members.

     (e) No member of the Board or the Committee or designee thereof will be liable for any action or determination made in good faith by the Board or the Committee with respect to the Plan or any transaction arising under the Plan.

  1.5 Participation

     (a) Such Employees of the Company and its subsidiaries as may be selected by the Committee in its discretion are eligible to participate in the Plan. An individual who has been granted or sold an Incentive Award may, if otherwise eligible, be granted or sold additional Incentive Awards if the Committee so determines.

     (b) No person who owns (or is deemed to own) immediately before the grant of such Incentive Stock Option, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company will be eligible for the grant of an Incentive Stock Option. This restriction does not apply if, at the time such Incentive Stock Option is granted, the Incentive Stock Option exercise price is at least 110% of the Fair Market Value on the date of grant and the Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the date of grant.

     (c) In no event may any member of the Board who is not an Employee be granted an Incentive Award.

II. TERMS AND CONDITIONS OF OPTIONS

  2.1 Option Plan

     The purchase price of Common Stock under each Incentive Stock Option will be determined by the Committee but may not be less than the Fair Market Value on the date of grant. The purchase price of Common Stock under each Nonqualified Stock Option will be determined by the Committee but may not be less than 85% of the Average Fair Market Value on the date of grant.

  2.2 Exercisability

     Options granted pursuant to this Plan shall be exercisable at such times and under such conditions as shall be determined by the Committee; provided, however that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted.

  2.3 Exercise of Option

     Options may be exercised by written notice to the Company specifying the number of shares of Common Stock with respect to which the option will be exercised. At the time of exercise of an Option, the purchase price shall be paid in full in cash or its equivalent acceptable to the Committee. To the extent provided by the Option agreement executed by the Participant, the purchase price may be paid by the assignment and delivery to the Company of shares of Common Stock or a combination of cash and shares of Common Stock equal in value to the exercise price, or in such other manner acceptable to the Committee. Any shares assigned and delivered to the Company in payment or partial payment of the purchase price will be valued at their Fair Market Value on the exercise date. No fractional shares will be issued pursuant to the exercise of an Option, but the Committee in its discretion, may make a cash payment.

III. TERMS AND CONDITIONS OF PERFORMANCE AWARDS

  3.1 Grant of Performance Awards

     The Committee shall determine the performance criteria (which need not be identical) to be utilized to calculate the value of Performance Awards, the terms of such Performance Awards, the Payment Event, and the form and time of payment of Performance Awards. The specific terms and conditions of each Performance Award shall be set forth in a written instrument evidencing the grant of a Performance Award, or in a performance plan adopted by the Committee.

  3.2 Payment of Performance Awards

     Payment of Performance Awards may be in cash or in shares of Common Stock valued at Fair Market Value or Average Fair Market Value on the date of payment, or a combination of Common Stock and cash, as the Committee in its discretion may determine. The Committee may permit a Participant to elect to defer receipt of any portion of a Performance Award that is paid in cash or shares of Common Stock and credit any such amounts with an interest rate or such other rate of return as shall be specified by the Committee. The Committee may impose a limitation on the amount payable upon the occurrence of a Payment Event, which limitation shall be set forth in the written instrument evidencing the grant of a Performance Award.

  3.3 Expiration of Performance Awards

     If any Participant's employment with the Company is terminated for any reason prior to the occurrence of the Payment Event, all of the Participant's rights under the Performance Award shall expire and terminate unless the applicable performance award written instrument or plan provides otherwise.

IV. RESTRICTED STOCK

  4.1 Award of Restricted Stock

     The Committee may grant awards of Restricted Stock to Employees. The Committee shall determine the Purchase Price (which price shall be at least equal to the minimum price required under applicable state law for the issuance of a share of Common Stock), the terms of payment of the Purchase Price, the restrictions upon the Restricted Stock, and when such restrictions shall lapse. The terms and conditions of the Restricted Stock shall be set forth in a written instrument.

  4.2 Conditions of Restricted Stock

     All shares of Restricted Stock (including shares received as a result of stock dividends, stock splits or other forms of recapitalization) sold pursuant to the Plan will be subject to the following conditions:

     (a) The shares may not be sold, transferred or otherwise alienated or hypothecated until the restrictions are removed or expire.

     (b) The Participant shall enter into an escrow agreement providing that the certificates representing the Restricted Stock sold to a Participant pursuant to the Plan will remain in the physical custody of an escrow holder until all restrictions are removed or expire.

     (c) Each certificate representing Restricted Stock sold to a Participant pursuant to the Plan will bear a legend making appropriate reference to the restriction imposed.

     (d) Such other conditions as the Committee may deem advisable including, without limitation, restrictions designed to facilitate compliance with or exemption from the Exchange Act, the requirements of any stock exchange on which shares of the same class are listed, and with any Blue Sky or securities laws which may be applicable to such shares.

  4.3 Lapse of Restrictions

     The restrictions imposed upon Restricted Stock under Section 4.2 above will lapse in accordance with such conditions as are determined by the Committee and set forth in a written instrument describing the terms of the sale of the Restricted Stock.

  4.4 Rights of Participant

     Subject to the provisions of Section 4.2 above, the Committee may determine that the Participant will have all rights of a stockholder with respect to the Restricted Stock sold to the Participant, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto. Each Participant who has an outstanding award of Restricted Stock that is subject to restrictions shall deposit with the Company any stock, securities or other property which the Participant is entitled to receive with respect to the Participant's shares of Restricted Stock by reason of an event described in
Section 8.1(a) hereof, and such stock, securities or other property will be subject to the restrictions imposed on such Restricted Stock.

  4.5 Termination of Employment

     Unless the applicable Restricted Stock award agreement provides otherwise, upon a Participant's termination of employment for any reason, all of the Participant's Restricted Stock remaining subject to restrictions on the date of such termination of employment shall be forfeited and shall be available again for grant of Incentive Awards under the Plan.

V. STOCK APPRECIATION RIGHTS

  5.1 Granting of Stock Appreciation Rights

     The Committee may approve the grant of Stock Appreciation Rights related to Options to Participants, subject to the following terms and conditions:

     (a) A Stock Appreciation Right may be granted:

          (i) either at the time of grant, or at any time thereafter during the Option term if related to a Nonqualified Stock Option; or

          (ii) only at the time of grant if related to an Incentive Stock
     Option.

     (b) A Stock Appreciation Right granted in connection with an Option will entitle the holder of the related Option, upon exercise of the Stock Appreciation Right, to surrender such Option with respect to the number of shares as to which such Stock Appreciation Right is exercised, and to receive payment of an amount computed pursuant to Section 5.1(d). Such Option will, to the extent surrendered, then cease to be exercisable.

     (c) Subject to Section 5.1(f), a Stock Appreciation Right granted in connection with an Option hereunder will be exercisable at such time or times, and only to the extent that a related Option is exercisable, and will not be transferable except to the extent that such related Option may be transferable.

     (d) Upon the exercise of a Stock Appreciation Right related to an Option, the holder will be entitled to receive payment of an amount determined by multiplying:

          (i) the difference obtained by subtracting the purchase price of a share of Common Stock specified in the related Option from the Fair Market Value of a share of Common Stock on the date of exercise of such Stock Appreciation Right, by

          (ii) the number of shares as to which such Stock Appreciation Right has been exercised.

     (e) Payment of the amount determined under Section 5.1(d) may be made in whole shares of Common Stock in a number determined at their Fair Market Value or Average Fair Market Value on the date of exercise of the Stock Appreciation Right or, alternatively, in cash or in a combination of cash and shares as determined by the Committee. If the Committee decides to make full payment in shares of Common Stock, and the amount payable results in a fractional share, payment for the fractional share will be made in cash.

     (f) The Committee may, at the time a Stock Appreciation Right is granted, impose such conditions on the exercise of the Stock Appreciation Right as may be required to satisfy the requirements of Rule 16b-3. Without limiting the generality of the foregoing, the Committee may determine that a Stock Appreciation Right may be exercised only during the period beginning on the third business day and ending on the twelfth business day following the release of the Company's quarterly and annual summarized financial data.

     (g) To the extent required to satisfy the applicable requirements of Rule 16b-3, no Stock Appreciation Right granted to a Participant of the Company subject to Section 16 of the Exchange Act may be exercised before six (6) months after the date of grant, except (i) in the event death of the Participant occurs before the expiration of the six-month period, or (ii) to the extent permitted pursuant to Rule 16b-3, in the event disability of the Participant occurs before the expiration of the six-month period.

VI. STOCK PAYMENT

     The Committee may approve Stock Payments of the Company's Common Stock (valued at Fair Market Value or Average Fair Market Value at the time of payment, as determined by the Committee) to an Employee for all or any portion of the compensation (other than base salary) that would otherwise become payable to an Employee in cash.

VII. DIVIDEND EQUIVALENTS

     A Participant may also be granted at no additional cost "Dividend Equivalents" based on the dividends declared on the Common Stock on record dates during the period between the date an Option is granted and the date such Option is exercised, or such other period, as determined by the Committee. Such Dividend Equivalents shall be converted to additional shares or cash by such formula as may be determined by the Committee.

     Dividend Equivalents shall be computed, as of each dividend record date, both with respect to the number of shares under the Option and with respect to the number of Dividend Equivalent shares previously credited to the Participant (or Participant's successor in interest) and not issued during the period prior to the dividend record date.

VIII. OTHER PROVISIONS

  8.1 Adjustment Provisions

     (a) Subject to Section 8.1(b) below, if the outstanding shares of Common Stock of the Company are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities through merger, consolidation, sale of all or substantially all of the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (i) the maximum number and kind of shares provided in Section 1.3, (ii) the number and kind of shares or other securities subject to the outstanding Incentive Awards, and (iii) the price for each share or other unit of any other securities subject to outstanding Incentive Awards without material change in the aggregate purchase price or value as to which such Incentive Awards remain exercisable or subject to restrictions.

     (b) In addition to the adjustments covered under Section 8.1(a) above, any Incentive Award may contain provisions to the effect that upon the occurrence of certain events, including a change-in-control of the Company (as defined by the Committee), any outstanding Incentive Awards not theretofore vested, exercisable, payable or free from restrictions, as the case may be, shall either immediately, or upon a further determination made by the Committee at the time of the event, become fully vested, exercisable, payable, or free from restrictions.

     (c) Adjustments and determinations under Section 8.1(a) and 8.1(b) will be made by the Committee, whose determination will be final, binding, and conclusive. No fractional interests will be issued under the Plan resulting from any such adjustments, but the Committee in its discretion may make a cash payment in lieu of fractional shares.

  8.2 Continuation of Employment

     Nothing in the Plan or in any instrument executed pursuant to the Plan will confer upon any Participant any right to continue in the employ of the Company or affect the right of the Company to terminate the employment of any Participant at any time with or without cause.

  8.3 Compliance with Government Regulations

     No shares of Common Stock will be issued pursuant to an Incentive Award unless and until all applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction and by any stock exchanges upon which the Common Stock may be listed have been fully met. As a condition precedent to the issuance of shares of Common Stock pursuant to an Incentive Award, the Company may require the Participant to take any reasonable action to comply with such requirements.

  8.4 Privileges of Stock Ownership

     No Participant and no beneficiary or other person claiming under or through such Participant will have any right, title or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Incentive Award except as to such shares of Common Stock, if any, that have been issued to such Participant.

  8.5 Withholding

     The Company may make such provisions as it deems appropriate to withhold any taxes the Company determines it is required to withhold in connection with any Incentive Award. The Company may require the Participant to satisfy any relevant tax requirements before authorizing any issuance of Common Stock to the Participant. To the extent permitted by the applicable Incentive Award agreement a Participant may satisfy any such withholding tax obligation by any of the following means or by a combination of such means: (a) tendering a cash payment;
(b) authorizing the Company to withhold from the Common Stock otherwise issuable to the Participant, a number of shares having a Fair Market Value, as of the date the withholding tax obligation arises, less than or equal to the amount of withholding tax obligation; or (c) delivering to the Company already owned and unencumbered shares of Common Stock having a Fair Market Value, as of the date the withholding tax obligation arises, less than or equal to the amount of the withholding tax obligation.

  8.6 Transferability of Incentive Awards

     To the extent necessary to satisfy the requirements of Rule 16b-3 with respect to Incentive Awards granted under the Plan, the Committee shall provide that (a) no Option or Right may be exercised during the life of the Participant other than by the Participant or the Participant's duly appointed guardian or personal representative, and (b) no Incentive Award and no Right under the Plan, contingent or otherwise, will be assignable or subject to any encumbrance, pledge, or charge of any nature except that, under such rules as the Committee may establish pursuant to the terms of the Plan, a beneficiary may be designated with respect to an Incentive Award in the event of death of a Participant. If such beneficiary is the executor or administrator of the estate of the Participant, any rights with respect to such Incentive Award may be transferred to the person or persons or entity (including a trust) entitled thereto under the will of the Participant of such Incentive Award. Notwithstanding the foregoing, the Committee may permit transferability of Incentive Awards to the extent permitted by the applicable provisions of Rule 16b-3; provided, however, that the Committee, in its discretion, may impose any restrictions on transferability of Incentive Awards as it deems appropriate.

  8.7 Amendment and Termination of Plan; Amendment of Incentive Award

     (a) The Board will have the power, in its discretion, to amend, suspend, or terminate the Plan at any time; provided, however, that no amendment to the Plan may be made without approval of the stockholders of the Company to the extent stockholder approval of the amendment is required to comply with the requirements of Rule 16b-3 or, if applicable, Section 162(m) of the Code.

     (b) Except as otherwise provided by the applicable Incentive Award written instrument or by Section 1.4, the Committee may not, without the consent of a Participant, make modifications in the terms and conditions of an Incentive Award.

     (c) No amendment, suspension, or termination of the Plan will, without the consent of the Participant, alter, terminate, impair, or adversely affect any right or obligations under any Incentive Award previously granted under the Plan.

IX. INTERPRETATION

     The Plan is designed and intended to comply with Rule 16b-3 and, to the extent applicable, Section 162(m) of the Code, and all provisions hereof shall be construed in a manner to so comply.

X. DURATION OF PLAN

     Unless previously terminated by the Board of Directors, the Plan will terminate on February 19, 2006.

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                      HAWAIIAN ELECTRIC INDUSTRIES, INC.
                 900 Richards Street, Honolulu, Hawaii 96813

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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 23, 1996, AT 9:30 A.M., IN THE PACIFIC TOWER, 8TH FLOOR, ROOM 805, 1001 BISHOP STREET, HONOLULU, HAWAII 96813.

        The undersigned hereby constitutes and appoints Robert F. Clarke, Richard Henderson and Edwin L. Carter and each of them the proxy of the undersigned, with full power of substitution, to vote all the Common Stock of the Company which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on April 23, 1996, or at any adjournment thereof.

        Said proxies are instructed to vote as indicated below. If no direction is indicated, said proxies will vote FOR all Nominees in Class II and Class III and FOR proposals 3 and 4. Said proxies are also authorized to vote in their discretion with respect to any other matters which may come before the meeting.

        The Board of Directors recommends a vote FOR the following proposals:

1. Election of T. Michael May as Class II director (term ending at the 1998 Annual Meeting) (Check one box only)

                [ ] FOR         [ ] WITHHOLD AUTHORITY

2.      Election of Class III directors (term ending at the 1999 Annual
        Meeting)
                Don E. Carroll, Edwin L. Carter, Richard Henderson, Bill D. Mills and Oswald K. Stender (Check one box only)

                To vote FOR all Nominees named above, check this box. [ ]

                To WITHHOLD AUTHORITY to vote for all Nominees named above, check this box. [ ]

                To withhold authority for any particular Nominee, write the Nominee's name in the following space:

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3.      Election of KPMG Peat Marwick LLP as auditor (Check one box only)

                [ ] FOR         [ ] AGAINST             [ ] ABSTAIN

4. Amend the 1987 Stock Option and Incentive Plan, as amended in 1992 (Check one box only)

                [ ] FOR         [ ] AGAINST             [ ] ABSTAIN

(Please sign your name exactly as it appears at the top of this proxy. Joint owners should each sign personally. Attorney, Executor, Administrator, Trustee or Guardian should indicate full title. If address is incorrect, please give us the correct one.)

Dated                         , 1996
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                                             Signature (no witness required)

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                                             Signature (if held jointly)


                   PLEASE COMPLETE AND RETURN ENTIRE PROXY